Exhibit 10.3

MRL Kemerton Asset Sale Agreement

Wodgina Lithium Pty Ltd (WLPL) Mineral Resources Limited (MRL) Albemarle Wodgina Pty Ltd (AWPL) Albemarle Corporation (Albemarle Corporation) Albemarle Lithium Pty Ltd (Albemarle Lithium)

Level 22 Waterfront Place 1 Eagle Street Brisbane Qld 4000 Australia DX 102 Brisbane T +61 7 3119 6000 F +61 7 3119 1000 minterellison.com

MRL Kemerton Asset Sale Agreement

Details	6

Agreed terms	7

1.	Defined terms and interpretation 7

1.1	Definitions 7

1.2	Interpretation 7

2.	Conditions to Completion 7

2.1	Conditions precedent 7

2.2	Satisfaction of the Conditions 8

2.3	Waiver 8

2.4	Notice 8

2.5	Termination 8

3.	Sale and purchase of Kemerton Sale Interest 9

3.1	Sale and purchase 9

3.2	Kemerton Consideration 10

3.3	Payments to reduce Kemerton Consideration 10

3.4	Method of making payments 10

4.	Interim Period 10

4.1	Consent to Kemerton Sublease 10

4.2	Information and access 13

4.3	General Conduct – Kemerton Sale Interest and Kemerton Project 14

4.4	Compliance with clause 4 and Permitted Acts 15

4.5	Kemerton Transaction Documents 15

4.6	Swap arrangement for Greenbushes Concentrate and Product 18

4.7	Acquisition or development of non-Australian processing assets 18

4.8	Tax Notice 18

5.	Completion 18

5.1	Date and place for Completion 18

5.2	Obligations of Albemarle Lithium at Completion 18

5.3	WLPL's obligations at Completion 19

5.4	Security Interest 19

5.5	Interdependence 19

5.6	Completion of Albemarle Kemerton ASA 19

5.7	Effect of Completion – title and risk 19

6.	Conduct after Completion 20

6.1	Duty 20

6.2	Registration 20

6.3	Kemerton Approvals 20

7.	Kemerton Contracts 20

8.	Liabilities 20

8.1	Acknowledgment 20

8.2	Retained Liabilities 21

8.3	Indemnity by Albemarle Lithium in respect of Retained Liability 21

9.	Insurance 21

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 2

9.1	Kemerton Insurance 21

9.2	Making of claims 22

9.3	Provision of information relevant to future insurances 22

10.	Albemarle Group Warranties and limitations of Claims 22

10.1	Definition 22

10.2	Giving of Albemarle Group Warranties 22

10.3	Matters disclosed 23

10.4	No liability 23

10.5	Consequential Loss 24

10.6	Tax or other benefit 24

10.7	Disclaimer 24

10.8	Exclusion of warranties and statutory actions 25

10.9	Notice and time limits on Claims 25

10.10	Minimum amount of Claims 26

10.11	Maximum liability 26

10.12	No double recovery 26

10.13	Disclosure regarding Third Party Claims 26

10.14	Conduct in respect of Third Party Claims 26

10.15	Recovery 27

10.16	Insured Claim or loss 27

10.17	Duty to mitigate 27

10.18	Independent limitations 28

10.19	Damages only remedy 28

10.20	No knowledge of breach 28

11.	WLPL Warranties 28

11.1	WLPL Warranties 28

11.2	Reliance 28

11.3	Independent WLPL Warranties 28

11.4	Survival 29

12.	MRL Warranties 29

12.1	MRL Warranties 29

12.2	Reliance 29

12.3	Independent MRL Warranties 29

12.4	Survival 29

12.5	Indemnity 29

13.	Albemarle Corporation Warranties 29

13.1	Albemarle Corporation Warranties 29

13.2	Reliance 30

13.3	Independent Albemarle Corporation Warranties 30

13.4	Survival 30

13.5	Indemnity 30

14.	Confidentiality 30

14.1	Confidentiality obligation 30

14.2	Exceptions 30

14.3	Information Recipient's obligations 31

14.4	Media announcement 31

15.	WLPL Guarantee and indemnity 31

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 3

15.1	Consideration 31

15.2	WLPL Guarantee 31

15.3	Indemnity 32

15.4	Extent of WLPL Guarantee and indemnity 32

15.5	Payments 32

15.6	Continuing guarantee and indemnity 32

15.7	Enforcement against MRL 33

15.8	Limitation 33

16.	Albemarle Guarantee and indemnity 33

16.1	Consideration 33

16.2	Albemarle Guarantee 33

16.3	Indemnity 33

16.4	Extent of Albemarle Guarantee and indemnity 33

16.5	Payments 34

16.6	Continuing guarantee and indemnity 34

16.7	Enforcement against Albemarle Corporation 34

16.8	Limitation 34

17.	Dispute resolution 34

17.1	Dispute Notice 34

17.2	Continuance of Contract 35

18.	Duty, costs and expenses 35

18.1	Duty 35

18.2	Costs and expenses 35

18.3	Costs of performance 35

19.	GST 35

19.1	Interpretation 35

19.2	GST Gross Up of Taxable Supplies 35

20.	Foreign resident capital gains withholding 36

20.1	Application of foreign resident capital gains withholding 36

20.2	Clearance Certificate given by Albemarle Lithium 37

20.3	WLPL entitled to withhold 37

20.4	WLPL's obligation to pay Withholding Amount to the Commissioner 37

20.5	Payment of the Withholding Amount after Completion 37

20.6	Discharge of liability 37

20.7	Definitions and interpretation 37

21.	PPS Act registration 37

21.1	Protecting interests 37

21.2	Notices 38

22.	Notices 38

22.1	General 38

22.2	How to give a communication 38

22.3	Particulars for delivery 38

22.4	Communications by post 39

22.5	Communications by email 39

22.6	Process service 39

22.7	After hours communications 39

23.	General 40

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 4

23.1	Consents and approvals 40

23.2	Entire agreement 40

23.3	Further assurances 40

23.4	Rights cumulative 40

23.5	Survival and merger 40

23.6	Variation 40

23.7	Waiver 40

23.8	Governing law 40

23.9	Counterparts 40

23.10	Default interest 40

23.11	Interest payable on overdue amounts 41

23.12	Invalidity 41

23.13	Operation of indemnities 41

23.14	Payments 41

23.15	Relationship 41

23.16	Assignment, novation and other dealings 41

23.17	Third party rights 42

Schedule 1 – Dictionary	43

Schedule 2 - Albemarle Group Warranties	47

Schedule 3 - Kemerton Contracts	54

Schedule 4 - Permitted Security Interest	55

Schedule 5 – Kemerton Approvals	56

Schedule 6 – Calculation of Kemerton Consideration	57

Schedule 7 - Kemerton Incomplete Infrastructure	58

Signing page	66

Annexure A – Map of Kemerton Project	68

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 5

Details

Date
Parties

Name	Albemarle Lithium Pty Ltd ACN 618 095 471
Short form name	Albemarle Lithium

Name	Albemarle Wodgina Pty Ltd ABN 69 630 509 303
Short form name	AWPL

Name	Wodgina Lithium Pty Ltd ACN 611 488 932
Short form name	WLPL

Name	Mineral Resources Limited ACN 118 549 910
Short form name	MRL

Name	Albemarle Corporation
Short form name	Albemarle Corporation

Background

A	Albemarle Lithium is the beneficial and (except where expressly provided in this agreement) legal owner of the Kemerton Sale Interest.

B	Albemarle Lithium has agreed to sell to WLPL, and WLPL has agreed to purchase from Albemarle Lithium, the Kemerton Sale Interest on the terms and conditions of this agreement.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 6

Agreed terms

1.	Defined terms and interpretation

1.1	Definitions
A term or expression starting with a capital letter:

(a)	which is defined in the Dictionary in Schedule 1, has the meaning given to it in the Dictionary;

(b)	which is not defined in this agreement has the meaning given to it in the Wodgina ASSSA, applied mutatis mutandis;

(c)	which is defined in the Corporations Act, but is not defined in the Dictionary or the Wodgina ASSSA, has the meaning given to it in the Corporations Act; and

(d)	which is defined in the GST Law, but is not defined in the Dictionary, the Wodgina ASSSA or the Corporations Act, has the meaning given to it in the GST Law.

1.2	Interpretation

(a)	The interpretation clause in clause 1.2 of the Wodgina ASSSA sets out rules of interpretation for this agreement, applied mutatis mutandis.

(b)
A reference to so far as Albemarle Lithium is aware, or words to that effect, in relation to a fact, matter or circumstance is to the actual knowledge of any of the following persons as at the Execution Date having made due and proper enquiries prior to 5.00 pm (Perth time) on the day prior to the Execution Date:

(i)	Luke Kissam;

(ii)	Karen Narwold;

(iii)	Jennifer Morningstar;

(iv)	Stephen Buras

(v)	Eric Norris; and

(vi)	Jac Fourie.

2.	Conditions to Completion

2.1	Conditions precedent
Clauses 3 and 5 do not become binding on the parties and are of no force and effect until each of the following Conditions have been satisfied or waived in accordance with clauses 2.2 and 2.3:

(a)	Regulatory approval:
either:

(i)
a merger filing, if required, having been made by the parties to, and accepted by, SAMR pursuant to the Anti-Monopoly Law and SAMR having issued a decision confirming that it will not conduct further review of the transactions evidenced by the Wodgina ASSSA and this agreement or it will allow the transactions evidenced by the Wodgina ASSSA and this agreement to proceed without conditions or, subject to clause 2.2(a), on conditions reasonably acceptable to the parties; or

(ii)	that all applicable waiting periods under the Anti-Monopoly Law in respect of the review of the transaction contemplated by the Wodgina ASSSA and this agreement have expired.

(b)	Transfer of Sale Interest: The condition precedent to transfer the Sale Interest to AWPL set out in clauses 2.1(a), (b) and (c) of the Wodgina ASSSA have been satisfied or waived.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 7

(c)
Transfer of Albemarle Kemerton Interest: The condition precedent to transfer the Albemarle Kemerton Interest to AWPL set out in paragraph 1 of clause 2.1 under the Albemarle Kemerton ASA has been satisfied or waived.

2.2	Satisfaction of the Conditions

(a)
Each of Albemarle Lithium and WLPL must use all reasonable endeavours to satisfy the Conditions in clauses 2.1(a) and 2.1(b) by the Conditions Precedent Date, provided that in respect of the Condition in clause 2.1(a), neither party will be required to offer, propose or agree to any conditions to SAMR’s approval of the transaction evidenced by this agreement until the impact on the Project and the Kemerton Project together of such conditions have been agreed between the parties and the Transaction Documents and the Kemerton Transaction Documents have been revised to reflect such impact, if necessary, on terms reasonably satisfactory to each party.

(b)	Albemarle Lithium and AWPL must each use all reasonable endeavours to satisfy the Condition in clause 2.1(c) by the Conditions Precedent Date.

(c)	Albemarle Lithium and WLPL must cooperate with each other in doing anything reasonably necessary to satisfy the Conditions.

(d)
Albemarle Lithium must, if required, make a merger filing with SAMR as referred to in clause 2.1(a) by the date that is 30 Business Days after the Execution Date in connection with the transactions contemplated by this agreement.

(e)	The following principles apply to the SAMR merger filing contemplated by the Condition in clause 2.1(a):

(i)	Albemarle Lithium will have sole control of the strategy for the filing, including preparing, lodging and managing the filing;

(ii)
Albemarle Lithium will consult with WLPL regarding the strategy for the filing and any other subsequent submissions and will consider WLPL's views regarding such strategy to the extent they are reasonable (provided that nothing in this clause 2.2(e) obliges Albemarle Lithium to alter its proposed strategy for the filing);

(iii)	without limiting clause 2.2(c), WLPL must provide all assistance reasonably requested by Albemarle Lithium for the filings, including providing any information and signing all documents required; and

(iv)
for the filing contemplated by the Condition in clause 2.1(a), prior to the submission of that filing and any other subsequent submissions to SAMR made in connection with clause 2.1(a), Albemarle Lithium will provide WLPL with a draft of the filing or subsequent subsmissions (which copy may redact matters which are confidential or commercially sensitive) allowing for a reasonable time in which to provide comments (which comments must be provided promptly) and will consider reasonable amendments to the filing and submissions requested by WLPL (provided that Albemarle Lithium is not obliged to amend the filing to account for WLPL's requested amendments).

2.3	Waiver
The Conditions in clause 2.1 are for the benefit of both WLPL and Albemarle Lithium and may only be waived by written agreement between WLPL and Albemarle Lithium.

2.4	Notice
Albemarle Lithium and WLPL must:

(a)	keep the other party fully informed (by notices in writing) in relation to progress towards the satisfaction of the Conditions; and

(b)	promptly notify the other in writing if it becomes aware that a Condition is satisfied or incapable of being satisfied before the Conditions Precedent Date.

2.5	Termination

(a)	This agreement is terminated automatically on termination of the Wodgina ASSSA.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 8

(b)	Without limiting clause 2.5(a), Albemarle Lithium or WLPL may terminate this agreement before Completion by giving written notice to the other of Albemarle Lithium or WLPL (as the case may be) if:

(i)	a Condition is not satisfied or waived by the Conditions Precedent Date;

(ii)	a Condition (which has not been waived) becomes incapable of being satisfied by the Conditions Precedent Date;

(iii)	the parties agree that a Condition cannot be satisfied by the Conditions Precedent Date (unless that Condition is satisfied before termination of this agreement); or

(iv)	the other of Albemarle Lithium or WLPL (as is relevant) suffers an Insolvency Event, and provided that the terminating party is not in breach of a material obligation under this agreement (including that the terminating party must have complied with its obligations in clause 2.2).

(c)
Provided the Conditions have been satisfied or waived, if either the MRL Group or the Albemarle Group (Defaulting Party) does not Complete when required to do so under this agreement, other than as a result of default by the other group (Non-Defaulting Party), the Non-Defaulting Party may give the Defaulting Party notice requiring it to Complete within 10 Business Days of receipt of the notice. When a notice is given under this clause 2.5(c), time will be of the essence under this agreement in all respects.

(d)
If either the Seller Group (as that term is defined in the Wodgina ASSSA) on the one hand or the Buyer Group (as that term is defined in the Wodgina ASSSA) on the other hand gives a notice under clause 2.6(c) of the Wodgina ASSSA then a notice will be deemed to be given under clause 2.5(c) of this agreement by:

(i)	in the case of the Seller Group, the MRL Group; or

(ii)	in the case of the Buyer Group, the Albemarle Group.

(e)
If the Defaulting Party does not Complete within the period specified in clause 2.5(c) , the Non-Defaulting Party may choose either to seek specific performance or terminate this agreement, without limitation to any accrued rights.

(f)	If this agreement is terminated, then:

(i)
if any Kemerton Transaction Document does not automatically terminate in accordance with its terms on termination of this agreement, the parties will procure that each other Kemerton Transaction Document that has been executed is terminated;

(ii)	each party is released from its obligations to further perform its obligations under each other Kemerton Transaction Document, except those expressed to survive termination; and

(iii)
each party retains the rights it has against the other in respect of any breach of this agreement occurring before termination (except, in relation to the rights of WLPL and MRL, in the circumstances set out in clause 3 of the Break Fee Letter).

3.	Sale and purchase of Kemerton Sale Interest

3.1	Sale and purchase
Albemarle Lithium agrees to sell the Kemerton Sale Interest to WLPL and WLPL agrees to buy the Kemerton Sale Interest:

(a)	for the Kemerton Consideration;

(b)	with effect from Completion;

(c)	free from any Security Interest (other than a Permitted Security Interest); and

(d)	on the terms and conditions of this agreement.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 9

3.2	Kemerton Consideration

(a)	The consideration for the sale and purchase of the Kemerton Sale Interest is the Kemerton Consideration.

(b)	Albemarle Lithium must notify WLPL of the amount of the Kemerton Consideration prior to Completion.

(c)
Albemarle Lithium directs WLPL to offset (as set out in clause 4.3(b) of the Wodgina ASSSA) the payment of the Kemerton Consideration against any amounts owing by AWPL to WLPL pursuant to the Wodgina ASSSA, instead of paying that amount to Albemarle Lithium, and WLPL agrees that WLPL will comply with that direction.

(d)	Albemarle Lithium acknowledges that, by offsetting amounts as described in clause 3.2(c), WLPL will satisfy its obligation to pay Albemarle Lithium the Kemerton Consideration.

(e)	WLPL acknowledges, by offsetting amounts as described in clause 3.2(c), AWPL will satisfy its obligation to WLPL, to the extent of the amount offset.

3.3	Payments to reduce Kemerton Consideration
Any payment received by WLPL after Completion in relation to any breach by Albemarle Lithium of a Albemarle Group Warranty or under an Indemnity must be treated as a reduction in and refund of the Kemerton Consideration.

3.4	Method of making payments

(a)
All payments required to be made under this agreement must be paid without deduction or set-off in Immediately Available Funds to the bank account or accounts nominated in writing before the due date for payment by the party to whom the payment is due.

(b)	Any nomination referred to in clause 3.4(a) must be made at least 2 Business Days before the payment is due.

4.	Interim Period

4.1	Consent to Kemerton Sublease

(a)	The parties acknowledge and agree that:

(i)	the none of the arrangements contemplated by this clause 4.1 will be effective unless and until Completion occurs; and

(ii)
without limiting clause 4.1(a)(i), on obtaining the consent and approval specified in clauses 4.1(b)(i) and 4.1(b)(ii), the parties will enter into the Kemerton Sublease, the Kemerton Access Licence or any alternate arrangement contemplated by this clause 4.1 (as applicable).

(b)	On and from the Execution Date, the parties must use all reasonable endeavours to:

(i)	obtain the consent of LandCorp (in accordance with the terms of the Kemerton Lease and the Kemerton Easement) to:

(A)	the entry into the Kemerton Sublease and Kemerton Access Licence by Albemarle Lithium, AWPL and WLPL; and

(B)	the grant of the Deed of Cross Security over the Kemerton Sublease, on terms reasonably acceptable to Albemarle Lithium, AWPL and WLPL (each acting reasonably); and

(ii)
obtain the approval of the Western Australian Planning Commission to the sublease of a portion of the Lease Land for the purposes of the grant of the Kemerton Sublease on terms acceptable to Albemarle Lithium, AWPL and WLPL (each acting reasonably).

(c)	If either:

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 10

(i)	the consent of LandCorp under clause 4.1(b)(i) or the consent of the Western Australian Planning Commission under clause 4.1(b)(ii) is refused or not granted by 31 December 2020; or

(ii)	the terms of either such consent are not acceptable to Albemarle Lithium, WLPL or AWPL (each acting reasonably), then the parties will consult and use all reasonable endeavours to promptly agree and document a revised arrangement in accordance with the following principles (including seeking and obtaining the necessary consents and approvals):

(iii)	the parties will enter into the Kemerton Access Licence for the Kemerton Easement;

(iv)	the parties will enter into the Kemerton Sublease which will be in respect of all the area of the Lease Land;

(v)
under the revised Kemerton Sublease referred to in clause 4.1(c)(iv) above, Albemarle Lithium will be granted the option (for consideration of US$10), to elect (at its sole discretion and at any time during the term of the Kemerton Sublease subject only to the requirement to obtain (to the extent required) the approvals under clause 4.1(b)(i)) to cause the partial surrender of the Kemerton Sublease to exclude the Kemerton Expansion Capacity Area; and

(vi)
if, during the term of the Kemerton Sublease, Albemarle Lithium exercises its option to cause the partial surrender of the Kemerton Sublease as contemplated by clause 4.1(c)(iv) and (to the extent required), the approvals under clause 4.1(b)(i) are obtained, AWPL and WLPL will grant a non-exclusive access licence to Albemarle Lithium in accordance with the following principles:

(A)	the licence will be effective from the date of exercise of the surrender option contemplated by clause 4.1(c)(iv) and will run for the duration of the Kemerton Sublease;

(B)	the consideration for the licence will be US$1.00;

(C)	the licence will cover the area of the Kemerton Lease (excluding the area the subject of the Kemerton Trains 1 and 2 Infrastructure);

(D)	the licence applies to all Kemerton Shared Assets and any other infrastructure located at the Kemerton Project (other than the Trains) and not forming part of the Kemerton Expansion Capacity;

(E)	AWPL and WLPL will, to the extent AWPL and WLPL hold any Kemerton Approvals and Kemerton Contracts:

(I)	hold and maintain the Kemerton Approvals and Kemerton Contracts for WLPL and AWPL (to the extent of the Kemerton Expansion Capacity);

(II)	operate and maintain the Kemerton Shared Assets (subject to the Plant Services Agreement); and

(III)
use all reasonable endeavours to secure and maintain any necessary future approvals and contracts for Albemarle Lithium (and under reasonable direction from Albemarle Lithium) related to the Kemerton Expansion Capacity, and:

(IV)
the cost (including costs for operation and replacement) of the Kemerton Approvals and Kemerton Contracts (and any future approvals and contracts) will be borne by Albemarle Lithium to the extent of the Kemerton Expansion Capacity or the Kemerton Expansion Capacity Area; and

(V)	Albemarle Lithium will indemnify WLPL and AWPL for any Liabilities suffered or incurred by WLPL and AWPL arising from or in connection with the Kemerton Approvals and Kemerton

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 11

Contracts and any future approvals and contracts to the extent of the Kemerton Expansion Capacity or the Kemerton Expansion Capacity Area;

(F)	all costs (including fixed and variable costs) and Liabilities related solely to:

(I)	the Kemerton Train 1 and 2 Infrastructure, will be borne by WLPL and AWPL in accordance with their proportionate interests under the JVA; and

(II)	the Kemerton Expansion Capacity, will be borne by Albemarle Lithium;

(G)
all other costs of operating and maintaining the Kemerton Shared Assets (including costs of repair and replacement) will be borne by Albemarle Lithium on the one hand and WLPL and AWPL on the other hand in proportion to the capacity at the Kemerton Project; and

(H)
the utilities to be provided to Albemarle Lithium for operation of the Kemerton Expansion Capacity and Kemerton Shared Assets will be passed through at cost based on consumption attributable to Albemarle Lithium, and the parties will use all reasonable endeavours to seek the consents contemplated by clause 4.1(b) to the revised arrangement contemplated by this clause 4.1(c) as soon as reasonably practicable.

(d)	If, for the revised arrangement contemplated by clause 4.1(c), either:

(i)	the consent of LandCorp under clause 4.1(b)(i) or the consent of the Western Australian Planning Commission under clause 4.1(b)(ii) is refused or not granted by 31 December 2020; or

(ii)	the terms of either such consent are not acceptable to Albemarle Lithium, WLPL or AWPL (each acting reasonably), then the parties will consult and use all reasonable endeavours to promptly agree and document a revised arrangement in accordance with the following principles (including seeking and obtaining the necessary consents and approvals):

(iii)	the parties will enter into the Kemerton Access Licence for the Kemerton Easement;

(iv)	the parties will enter into the Kemerton Sublease which will be in respect of all the area of the Lease Land;

(v)
under the revised Kemerton Sublease referred to in clause 4.1(d)(iv) above, Albemarle Lithium will be granted the option (for consideration of US$10), to elect (at its sole discretion and at any time during the term of the Kemerton Sublease) to be granted a sub-sublease of the Kemerton Expansion Capacity Area (on substantially the same terms of the Kemerton Sublease, applied mutatis mutandis); and

(vi)
if, during the term of the Kemerton Sublease, Albemarle Lithium exercises its option to be granted a sub-sublease of the Kemerton Expansion Capacity Area as contemplated by clause 4.1(d)(v), AWPL and WLPL will grant an access licence to Albemarle Lithium in accordance with the principles outlined in clause 4.1(d)(vi) (except that the access licence will be effective from the date of exercise of the subsub-lease option contemplated by clause 4.1(d)(v)), and, if required, the parties will use all reasonable endeavours to seek the consents contemplated by clause 4.1(b) to the revised arrangement contemplated by this clause 4.1(d) as soon as reasonably practicable.

(e)	If, for the revised arrangement contemplated by clause 4.1(d), either:

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 12

(i)	the consent of LandCorp under clause 4.1(b)(i) or the consent of the Western Australian Planning Commission under clause 4.1(b)(ii) is refused or not granted by 31 December 2020; or

(ii)	the terms of either such consent are not acceptable to Albemarle Lithium, WLPL or AWPL (each acting reasonably), then the parties will consult and use all reasonable endeavours to promptly agree and document a revised arrangement in accordance with the following principles (including seeking and obtaining the necessary consents and approvals):

(iii)	the parties will enter into the Kemerton Access Licence for the Kemerton Easement;

(iv)	Albemarle Lithium will grant AWPL and WLPL an access licence, substantially in accordance with the principles outlined in clause 4.1(c)(v), applied mutatis mutandis;

(v)	the parties will make such amendments to the relevant agreements to put the parties in the position that they would have been had the consents contemplated by clause 4.1(b) been obtained;

(vi)
without limiting clause 4.1(e)(v), Albemarle Lithium, WLPL and AWPL will seek to grant a form of security in favour of WLPL and AWPL as parties to the JVA, such form of security to be agreed between Albemarle Lithium, WLPL and AWPL (each acting reasonably); and

(vii)	the revised arrangement must not breach the terms of the Kemerton Lease, the Kemerton Approvals or any applicable law, and the parties will use all reasonable endeavours to seek the consents contemplated by clause 4.1(b) to the revised arrangement contemplated by this clause 4.1(e) as soon as reasonably practicable.

(f)
If the revised arrangement contemplated by clause 4.1(e) is not entered into for any reason (including because the consent of Landcorp or the Western Australian Planning Commission is required to such arrangement and such consent has not been obtained), Albemarle Lithium and WLPL will consult and use all reasonable endeavours to promptly identify an alternative proposal to such arrangement reasonably satisfactory to each party, which arrangement must as far as possible put the parties in the position they would have been had the consents contemplated by clause 4.1(b) been obtained, provided that such arrangement must not breach the terms of the Kemerton Lease, the Kemerton Easement, the Kemerton Approvals or any applicable law.

(g)
Without limiting clauses 4.1(b) to 4.1(f), if at the Completion Date, the consents contemplated by clause 4.1(b) have not been obtained for any of the arrangements then Albemarle Lithium will permit AWPL and WLPL to enter upon and access the Lease Land under the terms of the Kemerton Lease until a revised arrangement is entered into in accordance with clauses 4.1(b) to 4.1(f) (as applicable).

4.2	Information and access

(a)
Albemarle Lithium must provide to WLPL, as soon as reasonably practicable after it becomes aware of the information, details (including copies where relevant) of all material information in relation to the Kemerton Project and the Kemerton Sale Interest that Albemarle Lithium, its Related Bodies Corporate or Representatives become aware of during the Interim Period (including copies of all notices in respect of the Kemerton Project and the Kemerton Sale Interest received during the Interim Period, including from Government Agencies, contract counterparties or any other party).

(b)	During the Interim Period, Albemarle Lithium must, to the extent permitted by law and subject to clauses 4.2(c) and 14:

(i)
give WLPL and its Representatives reasonable access to the Kemerton Sale Interest during normal business hours and on reasonable notice (provided that WLPL complies with Albemarle Lithium's reasonable safety requirements); and

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 13

(ii)
provide information relating to the Kemerton Project and the Kemerton Sale Interest as WLPL reasonably requires to enable WLPL to become familiar with the Kemerton Project (and WLPL may make copies of such information) provided that nothing in this clause 4.2(b)(ii) constitutes a licence to WLPL to use such information for any purpose and access to and copying of information relating to the design of the lithium hydroxide plant may be subject to restrictions, including such information not being made available to certain persons.

(c)	WLPL may only exercise its rights under clause 4.2(b) to the extent it does not unreasonably interfere with the conduct of the activities and operations of Albemarle Lithium.

(d)
During the Interim Period, two Representatives of each of WLPL and Albemarle Lithium must meet not less than once every fortnight at such time and place (which may be by teleconference) agreed between WLPL and Albemarle Lithium to discuss the Kemerton Sale Interest (including the progress regarding the construction of the Kemerton Incomplete Infrastructure). The Representatives of WLPL and Albemarle Lithium must be the same as the Representatives of WLPL and AWPL attending the meetings under clause 6.2(d) of the Wodgina ASSSA and the meetings are to take place at the same time as the meetings under clause 6.2(d) of the Wodgina ASSSA.

(e)	Nothing in this clause 4.1 obliges Albemarle Lithium to provide information to WLPL in relation to sales of Product.

4.3	General Conduct – Kemerton Sale Interest and Kemerton Project
During the Interim Period, except as expressly provided in, or permitted or contemplated by this agreement or as consented to by WLPL in writing, Albemarle Lithium must, and must procure that Albemarle Lithium's other Related Bodies Corporate involved in the operation of the Kemerton Project, use all reasonable endeavours to carry on the Kemerton Project (including construction and successful Commissioning of the Kemerton Incomplete Infrastructure in accordance with the Wodgina ASSSA), and hold the Kemerton Sale Interest, in the ordinary course, in good faith and substantially consistent with past practice and must:

(a)
comply with all applicable laws in relation to the Kemerton Sale Interest and the material terms and conditions of the Kemerton Approvals in relation to the Kemerton Sale Interest and the Kemerton Lease;

(b)
not, and not take any steps to, surrender or relinquish the Kemerton Approvals in relation to the Kemerton Sale Interest or the Kemerton Lease, or agree to a variation of the terms of such Kemerton Approvals to the extent of the Kemerton Sale Interest or the Kemerton Lease, except to the extent required by law, they are no longer required for the operation of the Kemerton Project or are being surrendered or relinquished in order to be replaced;

(c)
not transfer, grant or permit the registration of any Security Interest over (other than a Permitted Security Interest) or otherwise deal with the Kemerton Sale Interest or Kemerton Lease or its interest in them;

(d)	not vary in a material manner, voluntarily terminate, take any action that might give rise to a termination right or waive any right under a Kemerton Contract or the Kemerton Lease;

(e)	comply with its material obligations under the Kemerton Contracts;

(f)	not enter into any joint venture, partnership, unincorporated association, alliance or similar arrangement with any person in respect of the Kemerton Sale Interest or the Kemerton Project;

(g)	not take any steps which would materially frustrate, impede or reduce the benefit of any Kemerton Transaction Document;

(h)
without limiting clause 2.4 of Schedule 15 of the Wodgina ASSSA, other than where solely relating to the period prior to the relevant KCCC Handover Dates, for Train 1 and Train 2 (as applicable) and to the extent of the Kemerton Incomplete Infrastructure handed over from time to time, not enter into, amend or terminate (or agree to enter into, amend or terminate) a contract or commitment in respect of the Kemerton Sale Interest or the Kemerton Project where such contract or commitment involves aggregate annual receipts or expenditure in excess of $1,000,000, otherwise than in the ordinary course of business;

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 14

(i)
other than where solely relating to the period prior to the relevant KCCC Handover Dates, for Train 1 and Train 2 (as applicable) and date of the Kemerton Incomplete Infrastructure hand over from time to time, not enter into or amend (or agree to enter into or amend) a contract or commitment with a Related Body Corporate of Albemarle Lithium in respect of the Kemerton Sale Interest or the Kemerton Project; and

(j)	not enter into any agreement otherwise than on arm's length or enter into any abnormal or unusual transaction, in each case in respect of the Kemerton Sale Interest or the Kemerton Project.

4.4	Compliance with clause 4 and Permitted Acts

(a)	In complying with its obligations under clause 4, Albemarle Lithium:

(i)	is not required to do, to omit to do, or allow to be done anything which would breach, or would reasonably be expected to breach:

(A)	any law or regulation (including any competition or anti-trust laws); or

(B)	a Kemerton Contract; and

(ii)	may take such action as is:

(A)	required to reasonably and prudently respond to an emergency or disaster (including a situation giving rise to a risk of personal injury or damage to property);

(B)	required to comply with its obligations to construct and Commission the Kemerton Incomplete Infrastructure under the Wodgina ASSSA;

(C)	authorised by a Transaction Document or Kemerton Transaction Document; or

(D)	agreed in writing between WLPL and Albemarle Lithium.

(b)	WLPL must not unreasonably withhold or delay any consent required under clause 4.3.

(c)
WLPL and Albemarle Lithium must each ensure that at all times during the Interim Period it has nominated one or more persons as its Representative (each a WLPL's Nominee or Albemarle Lithium's Nominee, as is relevant) for the purpose of clause 4.2(d) (which person must be the same person as nominated under clause 6.2(d) of the Wodgina ASSSA). WLPL's Nominee and Albemarle Lithium's Nominee shall have authority to act on behalf of WLPL and Albemarle Lithium (respectively) in relation to any queries, consents or approvals required under clause 4.3.

(d)	The parties agree that clauses 4.3(c), 4.3(d), 4.3(e), 4.3(h), 4.3(i) and 4.3(j) do not apply to the Kemerton Construction Contracts.

4.5	Kemerton Transaction Documents

(a)
Albemarle Lithium and WLPL must use all reasonable endeavours acting in good faith to negotiate, agree and execute such detailed, definitive and legally binding agreements as is necessary to fully record the terms of the Kemerton Transaction Documents as soon as reasonably practicable after the Execution Date and in any case by no later than Completion.

(b)
Albemarle Lithium and WLPL must devote appropriate resources to the negotiations of the Kemerton Transaction Documents and Albemarle Lithium and WLPL shall make themselves and their advisers available for negotiations and meetings in relation to agreement of the Kemerton Transaction Documents.

(c)
The parties acknowledge and agree that the Plant Services Agreement, Kemerton Access Licence and Kemerton Sublease will reflect the following principles and will otherwise contain such other reasonable and customary terms as are included in similar agreements taking into account the below principles and the nature of the Project and the Kemerton Project (and the proposed ownership interests in the Project and the Kemerton Project):

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 15

(i)	for the Plant Services Agreement will, without double counting for the allocation of costs and liabilities under the Kemerton Sublease and the Kemerton Access Licence:

(A)
be subject to clause 2 of Schedule 15 of the Wodgina ASSSA and otherwise provide for Albemarle Lithium (as holder of the Kemerton Approvals (until agreed otherwise)) to, as agent for WLOPL, have control over the Lease Land and the Kemerton Incomplete Infrastructure and to use its reasonable endeavours to implement the Kemerton Project as directed by WLOPL (including in relation to compliance with the terms of the Kemerton Lease), and the parties agree no value is attributed to Albemarle Lithium maintaining the control contemplated by this clause 4.5(c)(i)(A);

(B)
provide for WLOPL (as agent for WLPL and AWPL) to hold Albemarle Lithium harmless from and indemnified for all costs, expenses and liabilities suffered or incurred, excluding to the extent related to the:

(I)	Kemerton Expansion Capacity; and

(II)
from the commencement of use of the relevant Kemerton Shared Assets, in relation to access for and construction and operation of lithium hydroxide production facilities on the Kemerton Expansion Capacity, the actual costs for the Kemerton Expansion Capacity (or if actual or actual share of use is not able to be determined, the proportionate share based on installed or under construction capacity at the Kemerton Project);

(C)
provide for Albemarle Lithium to hold the Kemerton Contracts in accordance with clause 7 and provide for a process for the Kemerton Contracts to be progressively transferred to WLOPL once those contracts are not required to be held by Albemarle Lithium;

(D)
provide for the parties to agree a process to determine whether, following the Interim Period, Albemarle Lithium will enter into any contracts that are not Kemerton Contracts, but would be Kemerton Contracts except for the fact they were entered into after the Interim Period; and

(E)
provide for Albemarle Lithium to hold the Kemerton Approvals in accordance with clause 6.3 and provide for a process for the Kemerton Approvals to be progressively transferred to WLOPL once those approvals are not required to be held by Albemarle Lithium.

(ii)	for the Kemerton Access Licence:

(A)	the licence will be irrevocable (subject to the terms of the Kemerton Easement) and run for the duration of the Kemerton Sublease;

(B)	the licence will be non-exclusive and will cover the area of the Kemerton Easement;

(C)	the licence will be for US$10.00 consideration;

(D)
the licence will provide for a pass through of costs and liabilities associated with the maintenance of the Kemerton Easement on an indemnity basis and apportioned between the capacity and use of the Kemerton Train 1 and 2 Infrastructure by AWPL and WLPL (shared in proportion to their individual interests in the JVA) and the capacity and use of the Kemerton Expansion Capacity by Albemarle Lithium;

(E)
WLPL and AWPL will, in accordance with AWPL’s and WLPL’s proportionate interests in the JVA, indemnify Albemarle Lithium from and against all Liability suffered or incurred by Albemarle Lithium arising under the Kemerton Easement to the extent that Liability relates to the Kemerton Incomplete Infrastructure or any activities of the WLPL and AWPL on or in the vicinity of the Kemerton Easement; and

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 16

(F)
Albemarle Lithium will indemnify WLPL and AWPL from and against all Liability suffered or incurred by WLPL and AWPL arising under the Kemerton Easement to the extent that Liability relates to the Kemerton Expansion Capacity or any activities of Albemarle Lithium on or in the vicinity of the Kemerton Easement (except for any Liability arising as a result of Albemarle Lithium’s capacity as operator under the Plant Services Agreement);

(iii)	for the Kemerton Sublease:

(A)	the Kemerton Sublease will be executed as a deed, for nil consideration;

(B)
subject to clause 4.5(c)(iii)(C) the Kemerton Sublease will be a back-to-back sublease of the Kemerton Lease, amended as necessary to reflect the fact that the Kemerton Sublease will be granted in respect of part of the area of the Kemerton Lease, including adequate access rights over necessary areas outside the area of the Kemerton Sublease;

(C)	the Kemerton Sublease:

(I)	will be for the entire term of the Kemerton Lease, and WLPL and AWPL will have the right to require Albemarle Lithium to exercise any options to extend the Kemerton Lease;

(II)	Albemarle Lithium will not be permitted to assign or transfer the Kemerton Lease without the prior written consent of WLPL and AWPL;

(III)
Albemarle Lithium will not require AWPL or WLPL to contribute to the bank guarantee provided under the Kemerton Lease, provided that the parties will discuss in good faith arrangements regarding the Kemerton Lease bank guarantee following the last KCCC Handover; and

(D)
subject to clause 4.1, the area of the Kemerton Sublease is as indicatively marked as the sub-lease area on the plan in Annexure A, and will include only the exclusive areas of the Kemerton Incomplete Infrastructure and will exclude the Kemerton Expansion Capacity Area;

(E)	subject to clause 4.5(c)(iii)(C), the boundaries of area of the Kemerton Sublease will be agreed by the parties, acting reasonably;

(F)
the Kemerton Sublease will be on such terms and in such form as required by LandCorp, and otherwise (subject to this clause 4.5(c)(iii)) on substantially the same terms and conditions as the Kemerton Lease (including prorata financial terms based on use from time to time);

(G)	without limiting clauses 4.5(c)(iii)(B) or 4.5(c)(iii)(F), there will be no change to the fundamental terms of the Kemerton Lease other than as contemplated in this clause 4.5(c)(iii);

(H)
WLPL and AWPL will indemnify Albemarle Lithium from and against all Liability suffered or incurred by Albemarle Lithium arising under or in connection with the Kemerton Lease to the extent that Liability relates to the Kemerton Incomplete Infrastructure, the land the subject of the Kemerton Sublease or any activities of the WLPL and AWPL on or in the vicinity of the Kemerton Lease;

(I)
Albemarle Lithium will indemnify WLPL and AWPL from and against all Liability suffered or incurred by WLPL and AWPL arising under or in connection with the Kemerton Lease to the extent that Liability relates to the Kemerton Expansion Capacity Area or any activities of Albemarle Lithium on or in the vicinity of the Kemerton Lease (except for any Liability arising as a result of Albemarle Lithium’s capacity as operator under the Plant Services Agreement); and

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 17

(J)
the parties will use all reasonable endeavours to include the terms of the indemnities in this clauses 4.5(c)(iii) in the Kemerton Sublease, but to the extent that it is not so included (including due to the requirements of LandCorp), WLPL, AWPL and Albemarle Lithium will execute a separate indemnity document for that purpose.

4.6	Alternative arrangements for spodumene concentrate

(a)
Subject to clause 4.6(b), from the Execution Date the parties will (subject to and in compliance with any competition and anti-trust laws) consult with each other in relation to the potential opportunity to implement either or both of the following arrangements:

(i)	subject to clause 4.6(b), for AWPL and WLPL to swap Product that would otherwise have been processed in the Kemerton Incomplete Infrastructure for Greenbushes Concentrate; and/or

(ii)	to use Product in other lithium hydroxide processing facilities (including facilities which are based outside Australia and which are owned by Albemarle Corporation or its Related Bodies Corporate).

(b)
The parties acknowledge that any such swap arrangement implemented by the parties (as contemplated in clause 4.6(a)(i)) must not adversely impact Albemarle Lithium's (or any of its Related Body Corporate's) economic position, including that there must be no material adverse differences in the quality (including the lithium content and other quality characteristics) of the Product compared to Greenbushes Concentrate.

4.7	Acquisition or development of non-Australian processing assets
From the Execution Date, AWPL and WLPL will (subject to any competition and anti-trust laws) liaise with each other in relation to opportunities to acquire or develop non-Australian lithium hydroxide processing facilities for the purpose of processing Product with a view to whether (subject to all necessary competition approvals) those assets could be potentially form part of the 'Joint Venture Assets' (as that term is defined in the JVA) under the JVA, or otherwise be owned and operated by AWPL and WLPL or their Related Bodies Corporate.

4.8	Tax Notice
To the extent any part of the Kemerton Sale Interest constitutes capital works within the meaning of Division 43 of the Tax Act, Albemarle Lithium must give WLPL, within the time required by section 262A(4AJA)(c) of the Tax Act, a notice under section 262A(4AJA) of the Tax Act that contains enough information about Albemarle Lithium’s holding of that part of the Kemerton Sale Interest to enable WLPL to determine how Division 43 of the Tax Act will apply in respect of that part of the Kemerton Sale Interest.

5.	Completion

5.1	Date and place for Completion
Subject to clause 2, Completion will take place simultaneously with (and at the same place as) completion of the Wodgina ASSSA and Albemarle Kemerton ASA.

5.2	Obligations of Albemarle Lithium at Completion
At Completion, Albemarle Lithium must give WLPL:

(a)	Transfer Instruments duly executed by Albemarle Lithium and AWPL (as applicable);

(b)	the documents and information referred to in clause 5.4;

(c)
any other documents required to register the transfer or assignment to WLPL of any component of the Kemerton Sale Interest, provided that Albemarle Lithium will not be required to deliver instruments of title where they are already lodged with the relevant Government Agency for the registration of other dealings provided Albemarle Lithium gives an undertaking to WLPL to so deliver on receipt of possession or control of such documents; and

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 18

(d)	a Tax Invoice for the payment of the Kemerton Consideration in respect of the Kemerton Sale Interest; and

(e)
signed original counterparts of each Kemerton Transaction Document duly executed by Albemarle Lithium and AWPL (as applicable), but only to the extent the relevant Kemerton Transaction Document is agreed in accordance with clause 4.5 and, for the Kemerton Sublease and Kemerton Access Licence subject to clause 4.1.

5.3	WLPL's obligations at Completion
At Completion, WLPL must give Albemarle Lithium signed original counterparts of each Kemerton Transaction Document duly executed by WLPL, WLOPL or the relevant MRL Group Member that is party thereto, but only to the extent the relevant Kemerton Transaction Document is agreed in accordance with clause 4.5 and, for the Kemerton Sublease and Kemerton Access Licence subject to clause 4.1.

5.4	Security Interest
Albemarle Lithium must in respect of each PPS Security Interest over the Kemerton Sale Interest (other than a Permitted Security Interest) which is registered on the PPS Register immediately before Completion, give to WLPL at Completion a deed executed by the person named in the PPS Register as the Secured Party in relation to the PPS Security Interest releasing the PPS Security Interest over the Kemerton Sale Interest with effect from Completion and an undertaking to procure the removal of the PPS Security Interest over the Kemerton Sale Interest from the PPS Register as soon as practicable and in any event no later than 5 Business Days after Completion.

5.5	Interdependence

(a)	The obligations of:

(i)	Albemarle Lithium and WLPL under this clause 5;

(ii)	AWPL and WLPL under clause 7 of the Wodgina ASSSA; and

(iii)	Albemarle Lithium and AWPL under clause 4 of the Albemarle Kemerton ASA, are all interdependent.

(b)
Unless otherwise stated, all actions required to be performed by a party at Completion and completion of the Wodgina ASSSA and Albemarle Kemerton ASA are taken to have occurred simultaneously at Completion.

(c)	Completion will not occur unless all of the obligations of:

(i)	Albemarle Lithium and WLPL to be performed at Completion under this clause 5;

(ii)	AWPL and WLPL under clause 7 of the Wodgina ASSSA; and

(i)	Albemarle Lithium and AWPL under clause 4 of the Albemarle Kemerton ASA, are complied with and fully effective.

5.6	Completion of Albemarle Kemerton ASA
Albemarle Lithium and AWPL must procure that completion of the Albemarle Kemerton ASA occurs simultaneously with Completion.

5.7	Effect of Completion – title and risk

(a)	Subject to clause 5.7(b), risk in, possession of and title to the Kemerton Sale Interest passes to WLPL upon Completion.

(b)
Risk in, possession of and title to any part of the Kemerton Incomplete Infrastructure that at Completion, Albemarle Lithium does not hold title to, is not in existence or is not capable of passing by delivery at the places where it is located, passes to WLPL (to the extent of the Kemerton Sale Interest) as provided for in Schedule 15 of the Wodgina ASSSA.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 19

6.	Conduct after Completion

6.1	Duty

(a)
Albemarle Lithium must, on behalf of WLPL and AWPL, lodge the Transfer Instruments for assessment of Duty (and must pay the Duty assessed) within the time required under the relevant legislation (Duty Lodgement).

(b)
Albemarle Lithium will lodge the stamped Transfer Instruments and any other instrument contemplated by this agreement at Western Australia Land Information Authority (Landgate) for registration against the Kemerton Lease as soon as reasonably practicable after payment of the Duty assessment.

(c)	Albemarle Lithium will pay all costs associated with the Duty Lodgement, including the costs of registering the Transfer Instruments at Western Australia Land Information Authority (Landgate).

(d)
Prior to each lodgement of the Transfer Instruments under clauses 6.1(a) and 6.1(b), Albemarle Lithium will provide WLPL with a draft of the lodgments (which copy may redact matters which are confidential or commercially sensitive) and will have regard to reasonable amendments to the lodgments requested by WLPL (provided that Albemarle Lithium is not obliged to amend the lodgments to account for WLPL's requested amendments).

(e)
WLPL must provide all assistance reasonably requested by Albemarle Lithium for the lodgement of the Transfer Instruments under clauses 6.1(a) and 6.1(b), including providing any information and signing all documents reasonably required.

(f)	Albemarle Lithium indemnifies WLPL from and against any Liabilities suffered or incurred by WLPL arising from, or in connection with, any Duty payable under this agreement or the Duty Lodgement.

6.2	Registration
Albemarle Lithium must notify WLPL as soon as reasonably practicable, and in any case within 5 Business Days, after Albemarle Lithium becomes aware that registration of the Transfer Instruments has occurred.

6.3	Kemerton Approvals
After Completion, Albemarle Lithium will hold the Kemerton Approvals for WLPL and AWPL (to the extent of the Kemerton Train 1 and 2 Infrastructure and Kemerton Shared Assets) in accordance with the Plant Services Agreement, which agreement will, if required, authorise WLOPL to act under the Kemerton Approvals.

7.	Kemerton Contracts
In respect of the Kemerton Contracts, the parties acknowledge and agree that Albemarle Lithium will hold those contracts for WLPL and AWPL (in relation to the Kemerton Incomplete Infrastructure) in accordance with the Plant Services Agreement and the costs of those Kemerton Contracts will be borne by WLPL and AWPL (in proportion to their participating interests in the JVA) as provided under the Plant Services Agreement.

8.	Liabilities

8.1	Acknowledgment
WLPL, Albemarle Lithium and AWPL acknowledge that, subject to and as set out in this agreement, Liabilities incurred in relation to the Kemerton Project (including the Kemerton Incomplete Infrastructure) on and from Completion will be addressed under the JVA, Schedule 16 of the Wodgina ASSSA and the Plant Services Agreement.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 20

8.2	Retained Liabilities
Albemarle Lithium retains, accepts and assumes responsibility for and must assume, pay, perform and discharge any and all Liability in relation to the Kemerton Project (including the Kemerton Incomplete Infrastructure) arising from or in connection with:

(a)	any conduct by Albemarle Lithium or any Related Body Corporate (other than WLOPL) or Representative of Albemarle Lithium:

(i)	in breach of any law, Kemerton Approval or condition of the Kemerton Lease in the ALB Ownership Period; and

(ii)	in breach of a Kemerton Contract or other agreement with a Third Party in relation to the Kemerton Project or the Kemerton Incomplete Infrastructure in the ALB Ownership Period; and

(b)	any Claim by a Third Party relating to the Kemerton Project or the Kemerton Incomplete Infrastructure to the extent related to the ALB Ownership Period,
(Retained Liability).

8.3	Indemnity by Albemarle Lithium in respect of Retained Liability

(a)
From Completion, Albemarle Lithium indemnifies WLPL, its Related Bodies Corporate and their Representatives from and against all Liabilities to the extent suffered or incurred by WLPL, its Related Bodies Corporate and their Representatives:

(i)	arising from or in connection with any Retained Liability; or

(ii)	arising from or in connection with Albemarle Lithium failing to comply with clause 8.2.

(b)
Without limitation, if WLPL or any person on behalf of WLPL pays, performs or discharges a Retained Liability, Albemarle Lithium must reimburse or compensate WLPL for the Retained Liability within 5 Business Days after Albemarle Lithium receives evidence of that payment, performance or discharge.

9.	Insurance

9.1	Kemerton Insurance

(a)
Albemarle Lithium must procure, or ensure that its Related Bodies Corporate procure, and maintain in force (or procure and maintain as appropriate) the Kemerton Insurances (in all material respects on the same terms and similar level of cover prevailing at the Execution Date) until the Completion Date, save that Albemarle Lithium or its Related Bodies Corporate may amend the Kemerton Insurances maintained for the benefit of Albemarle Lithium if such amended policies are substantially the same as those generally applicable to the Albemarle Group as a whole in relation to similar circumstances (provided reasonable prior notice to any such change is given to WLPL).

(b)	Albemarle Lithium must, within 10 Business Days of the Execution Date, provide WLPL with a copy of the certificates of currency of the Kemerton Insurances.

(c)	In the Interim Period, AWPL and WLPL will:

(i)	at times mutually agreed by the parties, meet to discuss; and

(ii)	use all reasonable endeavours to agree,
the insurances for the Kemerton Incomplete Infrastructure to be maintained by WLOPL on and from Completion.

(d)
From the Execution Date, Albemarle Lithium will use all reasonable endeavours to ensure AWPL and WLPL are covered in the Interim Period for their respective rights and interests (as contemplated by this agreement and Schedule 15 of the Wodgina ASSSA) in the Kemerton Incomplete Infrastructure under the Kemerton Insurances that provide coverage in respect of contract works, project cargo and public liability.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 21

9.1	Making of claims

(a)
Albemarle Lithium must use all reasonable endeavours to make (or procure that its Related Bodies Corporate make) all claims under the Kemerton Insurances in respect of losses or liabilities covered by such policies arising in the Interim Period, at the cost of Albemarle Lithium, promptly and in accordance with the requirements of the relevant policy.

(b)
To the extent that Albemarle Lithium (or its Related Bodies Corporate) receives the proceeds of any claim under the Kemerton Insurances prior to Completion (and to the extent WLPL and AWPL receive any such proceeds, they must be promptly paid to Albemarle Lithium), Albemarle Lithium must use all reasonable endeavours to apply (or procure that the Related Body Corporate applies) the proceeds to, as appropriate:

(i)	repair the damage or otherwise replace or reinstate the property;

(ii)	extinguish or reduce the relevant first party loss; or

(iii)	discharge the relevant liability,
(and to reimburse Albemarle Lithium to the extent it had met those costs and liabilities) and to the extend not so applied, the remaining proceeds, less Albemarle Lithium’s reasonable costs in pursuing the relevant claim, will be for the benefit of WLPL and AWPL together in accordance with their respective rights and interests and will, if received by Albemarle Lithium (or its Related Bodies Corporate), be paid to WLPL (in proportion to the Kemerton Sale Interest) and AWPL (in proportion to the Albemarle Kemerton Interest).

(c)
At Albemarle Lithium's cost, WLPL and AWPL shall co-operate fully with Albemarle Lithium in respect of any claim under the Kemerton Insurances, including giving all assistance requested by Albemarle Lithium (including the provision of information and the execution of documents and the assignment of the benefit of any such claim).

(d)
Without limiting clause 9.2(a), if Albemarle Lithium incurs costs in the Interim Period in reinstating or replacing an item of Kemerton Incomplete Infrastructure damaged or destroyed prior to the Completion Date, Albemarle Lithium may (at its cost, including the amount of any deductible) make and pursue such insurance claim in the name of Albemarle Lithium, the Seller and the Buyer (as applicable) and Albemarle Lithium shall be entitled to benefit from the proceeds of any insurance claim for those costs.

9.2	Provision of information relevant to future insurances
In the Interim Period, Albemarle Lithium must, within a reasonable time of a request by WLPL, provide (or procure the provision of) the following to enable WLPL to arrange insurance coverage from the Completion Date for the Kemerton Sale Interest:

(a)	loss histories in respect of the Kemerton Sale Interest;

(b)
insurance notifications and claims histories (including, for the avoidance of doubt, current claims) for Albemarle Lithium in connection with the Kemerton Insurances which provide cover for liabilities; and

(c)	declarations of written complaints or written claims by third parties in respect of Albemarle Lithium or the Kemerton Sale Interest

10.	Albemarle Group Warranties and limitations of Claims

10.1	Definition
For the purposes of this clause 10 a reference to “Claim” means a Claim for breach of a Albemarle Group Warranty.

10.2	Giving of Albemarle Group Warranties

(a)	Albemarle Lithium:

(i)	warrants to WLPL that each of the Albemarle Group Warranties:

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 22

(A)	is true, accurate and complete and not misleading as at the Execution Date; and

(B)	will be true, accurate and complete and not misleading as at the Completion Date; and

(ii)	acknowledges that WLPL has entered into this agreement in reliance on the Albemarle Group Warranties.

(b)	Each Albemarle Group Warranty must be construed independently and is not limited by reference to another Albemarle Group Warranty.

(c)	The Albemarle Group Warranties survive Completion of this agreement.

10.3	Matters disclosed

(a)
The Albemarle Group Warranties are given subject to and are qualified by, and the Liability of Albemarle Lithium in respect of any breach of any Albemarle Group Warranty or for any Claim or Loss by WLPL in respect of an Albemarle Group Warranty, will be reduced or extinguished (as the case may be) to the extent that the facts, matter or circumstance giving rise to the breach:

(i)	arise in connection with the transactions contemplated or authorised by this agreement or the Transaction Documents or the Kemerton Transaction Documents;

(ii)	have been fairly disclosed to WLPL in the information contained in the Disclosure Material;

(iii)	are within the actual knowledge of WLPL Individuals;

(iv)	would have been disclosed to WLPL had WLPL conducted searches in respect of AWPL, Albemarle Corporation or Albemarle Lithium (Identified Group) of records open to public inspection maintained by:

(A)	ASIC and which are available as a current company extract, or as part of the insolvency notices publication website only in respect of any member of the Identified Group;

(B)	the Australian Financial Security Authority on the PPS Register only in respect of any member of the Identified Group;

(C)	IP Australia only in respect of trade marks, patents and designs in respect of any member of the Identified Group;

(D)	the Western Australian Land Information Authority (or Landgate); and

(E)	the High Court of Australia, the Federal Court of Australia, the Supreme Court of Western Australia and the District Court of Western Australia only in respect of any member of the Identified Group, in each case, at the Cut-off Time.

(b)
To the extent any of the Albemarle Group Warranties are given in relation to facts, matters or circumstances occurring prior to the commencement of the ALB Ownership Period, such Albemarle Group Warranties are given subject to and are qualified by Albemarle Lithium's awareness of the relevant matter as at the Execution Date (on the basis that Albemarle Lithium's awareness of the relevant matter is deemed to include such awareness as Albemarle Lithium would have had if Albemarle Lithium had made reasonable enquiries in relation to the matter for a person in the position of Albemarle Lithium as the owner or seller of the Kemerton Sale Interest).

10.4	No liability
Albemarle Lithium is not liable to WLPL for any Claim or Loss under this agreement:

(a)
to the extent that the Claim or Loss would not have arisen but for anything done or not done after Completion by WLPL or a Related Body Corporate of WLPL or any person acting, or purporting to act, on behalf of WLPL or a Related Body Corporate of WLPL including any failure by WLPL or a Related Body Corporate of WLPL after Completion to

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 23

seek to mitigate its Loss, except to the extent the things done or not done were required by law or a contractual obligation to a third party arising prior to Completion to be done or not done, as the case may be;

(b)	to the extent that the Claim or the Loss would not have arisen but for:

(i)	the enactment or amendment of any legislation or regulations;

(ii)	a change in the judicial or administrative interpretation of the law; or

(iii)	a change in the practice or policy of any Government Agency, after the Execution Date, including legislation, regulations, amendments, interpretation, practice or policy that has a retrospective effect;

(c)
to the extent that WLPL recovers any amount in respect of the Claim or Loss or from the circumstances out of which the Claim or Loss arises (net of costs of the recovery) from any third party (including under any insurance policy);

(d)
to the extent that the Claim or Loss would not have arisen but for an act, omission, transaction or arrangement carried out by Albemarle Lithium with the express written approval of WLPL before Completion; or

(e)	except in relation to any Indemnity, if the Liability for that Claim or Loss is a contingent liability, unless and until the Liability is an actual liability and is due and payable.

10.5	Consequential Loss
Notwithstanding any other provision of this agreement and to the maximum extent permitted by law, neither Albemarle Lithium or WLPL are liable for or with respect to any Consequential Loss arising in connection with this agreement, except:

(a)	in the case of fraud of Albemarle Lithium or WLPL; or

(b)	if the Defaulting Party does not Complete within the period specified in clause 2.5(c) and the Non-Defaulting party has elected to terminate this agreement in accordance with clause 2.5(e).

10.6	Tax or other benefit
In calculating the Loss of WLPL in relation to a Claim under, in relation to or arising out of this agreement, there must be taken into account:

(a)
any benefit received by WLPL or any of its Related Bodies Corporate (including any Tax Relief obtained by WLPL or any of its Related Bodies Corporate and any amount by which any Tax or Duty for which WLPL or any of its Related Bodies Corporate is liable to be assessed or accountable is reduced or extinguished); and

(b)	any Tax that would be payable in relation to the payment to be made by Albemarle Lithium to WLPL in relation to the Loss under this agreement, arising as a result of the subject matter of that Claim.

10.7	Disclaimer
WLPL acknowledges that, in considering whether or not to enter into this agreement and to purchase the Kemerton Sale Interest, it did so on the basis that all the information it received from or on behalf of Albemarle Lithium concerning the Kemerton Sale Interest (including without limitation the Disclosure Material) expressly excluded any reliance on information given to WLPL or statements or representations of Albemarle Lithium (whether verbal or written), other than the Albemarle Group Warranties. WLPL acknowledges that:

(a)
in entering into this agreement and proceeding to Completion, it did not rely and is not relying on any statement, representation, warranty, forecast, opinion or statement of belief made by or on behalf of Albemarle Lithium or its Representatives, other than the Albemarle Group Warranties;

(b)	it has had the opportunity to review the materials in the Disclosure Material;

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 24

(c)
it understands the risks and uncertainties of the mining and lithium industries and the general economic, regulatory and other risks that impact on or could impact on the Kemerton Sale Interest, and its results, operations, financial position and prospects;

(d)
any estimates, budgets or forecasts made, or opinion expressed, in relation to the prospects of the Kemerton Sale Interest (whether written or oral) were made or expressed to and accepted by WLPL, and this agreement is entered into, on the basis and condition that, except as provided for in the Albemarle Group Warranties:

(i)
neither Albemarle Lithium nor its Representatives have made nor makes any representation or warranty as to the accuracy or completeness of such estimate, budget, forecast or expression of opinion or that any such estimate, budget, forecast or expression of opinion will be achieved; and

(ii)
neither Albemarle Lithium nor its Representatives will be liable to WLPL or its Representatives in the event that, for whatever reason, such estimate, budget, forecast or expression of opinion is or becomes inaccurate, incomplete or misleading in any respect; and

(e)
neither Albemarle Lithium nor its Officers, agents, employees or advisers has made or makes any representation or warranty as to the accuracy or completeness of the disclosures regarding the Kemerton Sale Interest (including, the information, forecasts and statements of intent contained in the Disclosure Material), other than as contained in the Albemarle Group Warranties.

10.8	Exclusion of warranties and statutory actions
WLPL agrees that:

(a)
any Claim by WLPL must be based solely on and limited to express provisions of this agreement and, to the maximum extent permitted by law, all terms and conditions that may be implied by law or under statute in any jurisdiction and which are not expressly set out in this agreement are excluded (and to the extent that any terms and conditions of this type cannot be excluded then WLPL irrevocably waives all rights and remedies that it may have in relation to, and releases Albemarle Lithium from, any terms and conditions of this type); and

(b)
to the maximum extent permitted by law, WLPL will not make and waives any right it may have to make any Claim against Albemarle Lithium under the Australian Consumer Law (including sections 4, 18 and 29 of the Australian Consumer Law), the Corporations Act (including section 1041H of that Act), the Australian Securities and Investments Commission Act 2001 (Cth) or the corresponding provision of any other federal, state or territory legislation, or a similar provision under any applicable law, for any act or omission concerning the transactions contemplated by this agreement or for any statement or representation concerning any of those things.

10.9	Notice and time limits on Claims

(a)
WLPL must notify Albemarle Lithium in writing of any Claim it has against Albemarle Lithium under this agreement (including any breach of any Albemarle Group Warranty), setting out reasonable details of the facts, matters or circumstances giving rise to the Claim and the nature of the Claim as soon as practicable after it becomes aware of it.

(b)
WLPL may not make, and Albemarle Lithium is not liable for, any Claim for a breach of a Albemarle Group Warranty unless full details of the Claim have been notified to Albemarle Lithium within 15 months after the Completion Date. For the purposes of this clause, WLPL may give details of a Claim even if that Claim is contingent, or if WLPL is temporarily prevented from making a Claim under another clause of this agreement.

(c)
A Claim will not be enforceable against Albemarle Lithium and is to be taken for all purposes to have been withdrawn unless legal proceedings in connection with the Claim are commenced within 12 months after written notice of the Claim is served on WLPL in accordance with clause 10.9.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 25

10.10	Minimum amount of Claims
Albemarle Lithium is not liable for any Claim unless:

(a)	the amount finally agreed or determined to be payable in respect of that Claim or a series of related Claims exceeds US$1,000,000 (each such Claim, a Permitted Claim); and

(b)	the aggregate amount of all such Permitted Claims against Albemarle Lithium exceeds US$5,000,000, in which event Albemarle Lithium is liable for the full amount of the Permitted Claims, and not just the amount in excess of US$1,000,000 or US$5,000,000 (as applicable).

10.11	Maximum liability

(a)
Subject to clause 10.11(b), Albemarle Lithium's total Liability for Loss (in aggregate) arising in respect of all Claims under or in connection with this agreement is limited in aggregate to the amount of US$240 million.

(b)
Albemarle Lithium's total Liability for Loss or damage arising in respect of a breach of an Albemarle Group Warranty in items 1, 8(a), 8(b) and 8(c) of Schedule 2 is limited in aggregate to US$480 million.

10.12	No double recovery
WLPL is not entitled to recover Loss or obtain payment, reimbursement, restitution or Indemnity more than once in respect of any one Liability or Loss.

10.13	Disclosure regarding Third Party Claims

(a)	WLPL must notify Albemarle Lithium if:

(i)	a Third Party Claim is made against WLPL; or

(ii)	WLPL becomes aware of any events, matters or circumstances (including any potential threatened Third Party Claim) against WLPL that may give rise to a Claim against Albemarle Lithium.

(b)	WLPL must include in a notice under clause 10.13(a) all relevant details (including the amount) then known to WLPL of:

(i)	the Third Party Claim; and

(ii)	the events, matters or circumstances giving rise or which may give rise to the Claim (as appropriate).

(c)	WLPL must also include in a notice given under clause 10.13(a) an extract of:

(i)	any part of a Demand that identifies the Liability or amount to which the Claim relates or other evidence of the amount of the Demand to which the Claim relates; and

(ii)
if available or relevant, any corresponding part of any adjustment sheet or other explanatory material issued by a Government Agency that specifies the basis for the Demand to which the Claim relates or other evidence of that basis.

(d)
WLPL must provide a copy of any document referred to in clause 10.13(c) to Albemarle Lithium as soon as practicable and, in any event, within 10 Business Days after the receipt of that document by WLPL.

(e)	WLPL must also, on an ongoing basis, keep Albemarle Lithium informed of all developments in relation to the Claim notified under clause 10.13(a).

10.14	Conduct in respect of Third Party Claims

(a)	Subject to Albemarle Lithium first accepting liability for and agreeing to indemnify WLPL without limit in relation to a Third Party Claim, WLPL will not:

(i)	accept, compromise or pay;

(ii)	agree to arbitrate, compromise or settle; or

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 26

(iii)	make any admission or take any action in relation to,
a Third Party Claim without Albemarle Lithium's prior written approval (which must not be unreasonably withheld or delayed).

(b)
Following receipt of a notice in respect of a Claim which arises from or involves a Third Party Claim, Albemarle Lithium may, by written notice to WLPL, assume the conduct of the defence of the Third Party Claim.

(c)	If Albemarle Lithium advises WLPL that Albemarle Lithium AWPL wishes to assume the conduct of the defence of the Third Party Claim:

(i)
provided that Albemarle Lithium provides WLPL with an Indemnity against all Liabilities which WLPL shall incur or which may result from the Third Party Claim, WLPL must take all action reasonably requested by Albemarle Lithium to avoid, contest, compromise or defend the Third Party Claim; and

(ii)	in conducting any proceedings or actions in respect of that Third Party Claim, Albemarle Lithium must:

(A)	act in good faith;

(B)	liaise with WLPL in relation to the defence of the Third Party Claim; and

(C)	provide WLPL with reasonable access to a copy of any notice, correspondence or other document relating to the Third Party Claim.

(d)	If Albemarle Lithium advises WLPL that Albemarle Lithium does not wish to assume the conduct of the defence of the Third Party Claim, then WLPL must:

(i)	act in good faith;

(ii)	liaise with Albemarle Lithium in relation to the defence of the Third Party Claim; and

(iii)	provide Albemarle Lithium with reasonable access to a copy of any notice, correspondence or other document relating to the Third Party Claim.

10.15	Recovery
Where WLPL is or may be entitled to recover from some other person any sum in respect of any matter or event which could give rise to a Claim, WLPL must co-operate with Albemarle Lithium and:

(a)	use all reasonable endeavours to recover that sum before making the Claim;

(b)	keep Albemarle Lithium at all times fully and promptly informed of the conduct of such recovery; and

(c)	reduce the amount of the Claim to the extent that sums are recovered.
If the recovery is delayed until after the Claim has been paid by Albemarle Lithium to WLPL, the recovered sum will be paid to Albemarle Lithium to the extent that the Claim would have been reduced under this clause 10.15 had the recovery occurred prior to the payment of the Claim by Albemarle Lithium and less the costs (including reasonable legal costs and disbursements of WLPL's lawyers) incurred by WLPL in relation to the Claim.

10.16	Insured Claim or loss
Albemarle Lithium will not be liable for any claim under or in relation to or arising out of this agreement including a breach of any Albemarle Group Warranty to the extent WLPL has the right to claim under any insurance policy held by WLPL to cover that claim, unless and until that claim has been denied in whole or partly by the relevant insurer, or if the claim is allowed by the relevant insurer, to the extent the claim is paid by the insurer.

10.17	Duty to mitigate
Each party is under a duty to act reasonably to mitigate its Loss in relation to any Claim and Albemarle Lithium's Liability in respect of any breach of any Albemarle Group Warranty or in

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 27

respect of an Indemnity will be reduced or extinguished (as the case may be) to the extent that WLPL has failed to so act.

10.18	Independent limitations
Each qualification and limitation in this clause 10 is to be construed independently of the others and is not limited by any other qualification or limitation.

10.19	Damages only remedy
If any of the Albemarle Group Warranties are incorrect, untrue or misleading, WLPL's only remedy is in damages and WLPL may not rescind, terminate or revoke the agreement.

10.20	No knowledge of breach
WLPL:

(a)	has not already formulated an intention to make a Albemarle Group Warranty Claim; and

(b)
does not presently have actual knowledge (except as disclosed in the Disclosure Material) of any circumstances which it believes may entitle it to make a Claim in respect of a Albemarle Group Warranty.

11.	WLPL Warranties

11.1	WLPL Warranties
WLPL represents and warrants to Albemarle Lithium that each of the following statements is true, accurate and complete and not misleading, as at the Execution Date and will be true, accurate and complete and not misleading as at the Completion Date:

(a)	it is duly incorporated and validly exists under the law of its place of incorporation;

(b)	the execution and delivery of this agreement has been properly authorised by all necessary corporate action of WLPL;

(c)	it has full corporate power and lawful authority to execute and deliver this agreement and to consummate and perform or cause to be performed its obligations under this agreement;

(d)	this agreement constitutes a legal, valid and binding obligation of WLPL enforceable in accordance with its terms;

(e)
the execution, delivery and performance by WLPL of this agreement does not or will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:

(i)	any provision of the constitution of WLPL;

(ii)	any material term or provision of any security arrangement (including any Security Interest), undertaking, agreement or agreement to which it is bound;

(iii)	any writ, order or injunction, judgement, or law to which it is a party or is subject or by which it is bound;

(f)	no Insolvency Event has occurred in relation to WLPL; and

(g)	so far as it is aware, there are no facts, matters or circumstances which give any person the right to apply to liquidate or wind up WLPL.

11.2	Reliance
WLPL acknowledges that Albemarle Lithium has entered into this agreement in reliance on the WLPL Warranties.

11.3	Independent WLPL Warranties
Each WLPL Warranty must be construed independently and is not limited by reference to another WLPL Warranty.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 28

11.4	Survival
The WLPL Warranties survive Completion of this agreement.

12.	MRL Warranties

12.1	MRL Warranties
MRL represents and warrants to Albemarle Lithium that each of the following statements is true, accurate and complete and not misleading, as at the Execution Date and will be true, accurate and complete and not misleading as at the Completion Date:

(a)	it is duly incorporated and validly exists under the law of its place of incorporation;

(b)	the execution and delivery of this agreement has been properly authorised by all necessary corporate action of MRL;

(c)	it has full corporate power and lawful authority to execute and deliver this agreement and to consummate and perform or cause to be performed its obligations under this agreement;

(d)	this agreement constitutes a legal, valid and binding obligation of MRL enforceable in accordance with its terms;

(e)
the execution, delivery and performance by MRL of this agreement does not or will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:

(i)	any provision of the constitution of MRL;

(ii)	any material term or provision of any security arrangement (including any Security Interest), undertaking, agreement or agreement to which it is bound;

(iii)	any writ, order or injunction, judgement, or law to which it is a party or is subject or by which it is bound;

(f)	no Insolvency Event has occurred in relation to MRL; and

(g)	so far as it is aware, there are no facts, matters or circumstances which give any person the right to apply to liquidate or wind up MRL.

12.2	Reliance
MRL acknowledges that Albemarle Lithium has entered into this agreement in reliance on the MRL Warranties.

12.3	Independent MRL Warranties
Each MRL Warranty must be construed independently and is not limited by reference to another MRL Warranty.

12.4	Survival
The MRL Warranties survive Completion of this agreement.

12.5	Indemnity
MRL indemnifies Albemarle Lithium against any Loss which Albemarle Lithium may incur to the extent caused by any breach of the MRL Warranties.

13.	Albemarle Corporation Warranties

13.1	Albemarle Corporation Warranties
Albemarle Corporation represents and warrants to WLPL that each of the following statements is true, accurate and complete and not misleading, as at the Execution Date and will be true, accurate and complete and not misleading as at the Completion Date:

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 29

(a)	it is duly incorporated and validly exists under the law of its place of incorporation;

(b)	the execution and delivery of this agreement has been properly authorised by all necessary corporate action of Albemarle Corporation;

(c)	it has full corporate power and lawful authority to execute and deliver this agreement and to consummate and perform or cause to be performed its obligations under this agreement;

(d)	this agreement constitutes a legal, valid and binding obligation of Albemarle Corporation enforceable in accordance with its terms;

(e)
the execution, delivery and performance by Albemarle Corporation of this agreement does not or will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:

(i)	any provision of the constitution of Albemarle Corporation;

(ii)	any material term or provision of any security arrangement (including any Security Interest), undertaking, agreement or agreement to which it is bound;

(iii)	any writ, order or injunction, judgement, or law to which it is a party or is subject or by which it is bound;

(f)	no Insolvency Event has occurred in relation to Albemarle Corporation; and

(g)	so far as it is aware, there are no facts, matters or circumstances which give any person the right to apply to liquidate or wind up Albemarle Corporation.

13.2	Reliance
Albemarle Corporation acknowledges that WLPL has entered into this agreement in reliance on the Albemarle Corporation Warranties.

13.3	Independent Albemarle Corporation Warranties
Each Albemarle Corporation Warranty must be construed independently and is not limited by reference to another Albemarle Corporation Warranty.

13.4	Survival
The Albemarle Corporation Warranties survive Completion of this agreement.

13.5	Indemnity
Albemarle Corporation indemnifies WLPL against any Loss which WLPL may incur to the extent caused by any breach of the Albemarle Corporation Warranties.

14.	Confidentiality

14.1	Confidentiality obligation
Each party (Information Recipient):

(a)	may use Confidential Information of a Disclosing Party only for the purposes of this agreement and the transactions contemplated by this agreement; and

(b)	must keep confidential all Confidential Information of each Disclosing Party except for disclosures permitted under clause 14.2.

14.2	Exceptions
Clause 14.1 does not apply to an Information Recipient to the extent that the relevant disclosure or use:

(a)	has the prior written consent of the Disclosing Party;

(b)	is a media announcement in the form agreed between Albemarle Lithium and WLPL in accordance with clause 14.4;

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 30

(c)
is to its Officers, employees, professional advisers, consultants, financiers and Related Bodies Corporate to whom (and to the extent to which) it is necessary to disclose the information in order to properly perform its obligations under this agreement;

(d)	is necessary to enforce its rights or to defend any Claim or Action under this agreement or for use in legal proceedings regarding this agreement or the transaction contemplated by this agreement;

(e)	is necessary to obtain any consent or approval contemplated by this agreement; or

(f)
is necessary to comply with any applicable law, legal process, any order or rule of any Government Agency, the rules of a recognised stock exchange or in a prospectus or other document with statutory content requirements prepared for a transaction involving a party, after first consulting with the other party to the extent practicable having regard to those obligations about the form and content of the disclosure, and provided that, before disclosure:

(g)
in the case of the Information Recipient's (and their Related Body Corporate's) Officers and employees, those persons have been directed by the Information Recipient to keep confidential all Confidential Information of the Disclosing Party; and

(h)
in the case of other persons (except those disclosures under clauses 14.2(b), 14.2(d), 14.2(e) and 14.2(f)), those persons have agreed in writing with the Information Recipient to comply with substantially the same obligations in respect of Confidential Information of the Disclosing Party as those imposed on the Information Recipient under this agreement,

(each a Direction).

14.3	Information Recipient's obligations
An Information Recipient must:

(a)	ensure that each person to whom it discloses Confidential Information of a Disclosing Party under clause 14.2 complies with its Direction; and

(b)	notify the Disclosing Party of, and take all reasonable steps to prevent or stop, any suspected or actual breach of a Direction.

14.4	Media announcement

(a)
No party may, before or after Completion, make or send a public announcement, communication or circular concerning this agreement or the transactions referred to in this agreement unless it has first obtained the written consent of the other party, which consent is not to be unreasonably withheld or delayed.

(b)
Clause 14.4(a) does not apply to a public announcement, communication or circular required by law or the requirements of a regulatory body (including the ASX and any other relevant stock exchange), if the party required to make or send it has, if practicable, first consulted and taken into account the reasonable requirements of the other parties, provided that the party must only disclose such information necessary to comply with the requirements of law or the applicable regulatory body.

15.	WLPL Guarantee and indemnity

15.1	Consideration
MRL acknowledges that Albemarle Lithium is acting in reliance on MRL incurring obligations and giving rights under this WLPL Guarantee.

15.2	WLPL Guarantee

(a)
MRL unconditionally and irrevocably guarantees to Albemarle Lithium the due and punctual performance by WLPL of all its obligations under this agreement, including each obligation to pay money (the WLPL Guaranteed Obligations).

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 31

(b)
If WLPL fails to perform the WLPL Guaranteed Obligations in full and on time, MRL agrees to comply with the WLPL Guaranteed Obligations on demand from Albemarle Lithium. A demand may be made whether or not Albemarle Lithium has made demand on WLPL.

15.3	Indemnity

(a)	MRL:

(i)
unconditionally and irrevocably indemnifies Albemarle Lithium against any Loss or Claim which may be incurred or sustained by Albemarle Lithium arising from or in relation to any default or delay by WLPL in the due and punctual performance of any of the WLPL Guaranteed Obligations, including any Loss or Claim incurred or sustained by Albemarle Lithium arising from or in relation to the enforcement of this WLPL Guarantee; and

(ii)	agrees to pay amounts due under this clause 15.3 on demand from Albemarle Lithium.

(b)	Albemarle Lithium need not incur expense or make payment before enforcing this right of indemnity.

15.4	Extent of WLPL Guarantee and indemnity

(a)	MRL will be responsible to Albemarle Lithium in respect of the WLPL Guaranteed Obligations in the same manner as if MRL was WLPL under this agreement.

(b)
The rights given to Albemarle Lithium pursuant to this WLPL Guarantee, and MRL’s liability under it, are not affected by any act, omission or other thing which might otherwise affect it in law or in equity including one or more of the following:

(i)	an Insolvency Event affecting a person or the death of a person;

(ii)	a change in the constitution, membership, or partnership of a person;

(iii)	the partial performance of WLPL Guaranteed Obligations;

(iv)	the WLPL Guaranteed Obligations not being enforceable at any time against any person other than MRL;

(v)	Albemarle Lithium granting any time or other indulgence or concession to, compounding or compromising with, or wholly or partially releasing WLPL or MRL of an obligation;

(vi)	any novation of a right of Albemarle Lithium;

(vii)	acquiescence, delay, acts, omissions or mistakes on the part of Albemarle Lithium; or

(viii)
the occurrence of any other thing which might otherwise release, discharge or affect the obligations of MRL under this agreement, except to the extent that that thing also releases, discharges or affects the obligations of WLPL to Albemarle Lithium.

15.5	Payments
MRL agrees to make payments under this clause 15:

(a)	in full without set-off or counterclaim, and without any deduction in respect of Taxes unless prohibited by law; and

(b)	in the currency in which the payment is due, and otherwise in Australian dollars, in Immediately Available Funds.

15.6	Continuing guarantee and indemnity
This clause 15:

(a)	extends to cover this agreement as amended, varied or replaced, whether with or without the consent of MRL;

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 32

(b)	is a principal obligation and is not to be treated as ancillary or collateral to another right or obligation;

(c)
is independent of and not in substitution for or affected by any other security interest or guarantee or other document or agreement which Albemarle Lithium may hold concerning the WLPL Guaranteed Obligations; and

(d)
is a continuing guarantee and indemnity despite any intervening payment, settlement or other thing and extends to all of WLPL’s obligations arising from or in relation to this agreement and, despite Completion, remains in full force and effect for so long as WLPL has any liability or obligation to Albemarle Lithium under this agreement and until all of those liabilities or obligations have been fully discharged.

15.7	Enforcement against MRL
MRL waives any right it has of first requiring Albemarle Lithium to commence proceedings or enforce any other right against WLPL or any other person before claiming from MRL under this WLPL Guarantee.

15.8	Limitation
In no event will MRL's Liability under this agreement exceed the amount that would have been recoverable from WLPL in respect of the same subject matter.

16.	Albemarle Guarantee and indemnity

16.1	Consideration
Albemarle Corporation acknowledges that WLPL is acting in reliance on Albemarle Corporation incurring obligations and giving rights under this Albemarle Guarantee.

16.2	Albemarle Guarantee

(a)
Albemarle Corporation unconditionally and irrevocably guarantees to WLPL the due and punctual performance by Albemarle Lithium of all its obligations under this agreement, including each obligation to pay money (the Albemarle Guaranteed Obligations).

(b)
If Albemarle Lithium fails to perform the Albemarle Guaranteed Obligations in full and on time, Albemarle Corporation agrees to comply with the Albemarle Guaranteed Obligations on demand from WLPL. A demand may be made whether or not WLPL has made demand on Albemarle Lithium.

16.3	Indemnity

(a)	Albemarle Corporation:

(i)
unconditionally and irrevocably indemnifies WLPL against any Loss or Claim which may be incurred or sustained by WLPL arising from or in relation to any default or delay by Albemarle Lithium in the due and punctual performance of any of the Albemarle Guaranteed Obligations, including any Loss or Claim incurred or sustained by WLPL arising from or in relation to the enforcement of this Albemarle Guarantee; and

(ii)	agrees to pay amounts due under this clause 16.3 on demand from WLPL.

(b)	WLPL need not incur expense or make payment before enforcing this right of indemnity.

16.4	Extent of Albemarle Guarantee and indemnity

(a)	Albemarle Corporation will be responsible to WLPL in respect of the Albemarle Guaranteed Obligations in the same manner as if Albemarle Corporation was Albemarle Lithium under this agreement.

(b)
The rights given to WLPL pursuant to this Albemarle Guarantee, and Albemarle Corporation’s liability under it, are not affected by any act, omission or other thing which might otherwise affect it in law or in equity including one or more of the following:

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 33

(i)	an Insolvency Event affecting a person or the death of a person;

(ii)	a change in the constitution, membership, or partnership of a person;

(iii)	the partial performance of the Albemarle Guaranteed Obligations;

(iv)	the Albemarle Guaranteed Obligations not being enforceable at any time against any person other than Albemarle Corporation;

(v)	WLPL granting any time or other indulgence or concession to, compounding or compromising with, or wholly or partially releasing Albemarle Lithium or Albemarle Corporation of an obligation;

(vi)	any novation of a right of WLPL;

(vii)	acquiescence, delay, acts, omissions or mistakes on the part of WLPL; or

(viii)
the occurrence of any other thing which might otherwise release, discharge or affect the obligations of Albemarle Corporation under this agreement, except to the extent that that thing also releases, discharges or affects the obligations of Albemarle Lithium to WLPL.

16.5	Payments
Albemarle Corporation agrees to make payments under this clause 16:

(a)	in full without set-off or counterclaim, and without any deduction in respect of Taxes unless prohibited by law; and

(b)	in the currency in which the payment is due, and otherwise in Australian dollars, in Immediately Available Funds.

16.6	Continuing guarantee and indemnity
This clause 16:

(a)	extends to cover this agreement as amended, varied or replaced, whether with or without the consent of Albemarle Corporation;

(b)	is a principal obligation and is not to be treated as ancillary or collateral to another right or obligation;

(c)
is independent of and not in substitution for or affected by any other security interest or guarantee or other document or agreement which WLPL may hold concerning the Albemarle Guaranteed Obligations; and

(d)
is a continuing guarantee and indemnity despite any intervening payment, settlement or other thing and extends to all of Albemarle Lithium's obligations arising from or in relation to this agreement and, despite Completion, remains in full force and effect for so long as Albemarle Lithium has any liability or obligation to WLPL under this agreement and until all of those liabilities or obligations have been fully discharged.

16.7	Enforcement against Albemarle Corporation
Albemarle Corporation waives any right it has of first requiring WLPL to commence proceedings or enforce any other right against Albemarle Lithium or any other person before claiming from Albemarle Corporation under this Albemarle Guarantee.

16.8	Limitation
In no event will Albemarle Corporation's Liability under this agreement exceed the amount that would have been recoverable from Albemarle Lithium in respect of the same subject matter.

17.	Dispute resolution

17.1	Dispute Notice

(a)	If a Dispute arises then either party may give to the other party a Dispute Notice.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 34

(b)	Within 14 days after service of a Dispute Notice, the parties’ Representatives must meet at least once and confer in good faith to attempt to resolve the Dispute.

(c)
If the parties' Representatives cannot resolve the Dispute, then each party shall within 21 days after service of a Dispute Notice refer the Dispute to their respective Chief Executive Officers to settle the Dispute. The Chief Executive Officers must meet within 14 days of the Dispute being referred to them (or such longer period agreed in writing) and confer in good faith until such time that they resolve the Dispute.

(d)
If the Chief Executive Officers have met but not resolved the Dispute, or otherwise fail to meet, within 2 months from the date the Dispute was referred to them (or such longer period agreed in writing) either party may commence legal proceedings.

17.2	Continuance of Contract

(a)
Compliance with this clause 17 is a condition precedent to a party being entitled to commence legal proceedings in any court in respect of a Dispute except for proceedings seeking urgent injunctive relief.

(b)	Prior to the resolution of a Dispute, the parties must continue to perform their respective obligations in this agreement insofar as those obligations are not the subject matter of the Dispute.

18.	Duty, costs and expenses

18.1	Duty
All Duty which may be payable on or in connection with this agreement and any instrument executed under or in connection with or any transaction evidenced by this agreement is payable by Albemarle Lithium.

18.2	Costs and expenses
Subject to clause 18.1, each party must pay its own costs and expenses of negotiating, preparing, signing, delivering and registering this agreement and any other agreement or document entered into or signed under this agreement (including each novation or assignment agreement or agreement).

18.3	Costs of performance
A party must bear the costs and expenses of performing its obligations under this agreement, unless otherwise provided in this agreement.

19.	GST

19.1	Interpretation
In this clause 19:

(a)	a reference to a GST liability or Input Tax Credit of a party includes a GST liability or Input Tax Credit of the Representative Member of any GST Group of which that party is a Member; and

(b)	any part of a supply that is treated as a separate supply for GST purposes (including attributing GST payable to tax periods) will be treated as a separate supply for the purposes of this clause 19.

19.2	GST Gross Up of Taxable Supplies

(a)	Any consideration or amount payable under this agreement, including any non-monetary consideration (as reduced in accordance with clause 19.2(e) if required) (Consideration) is exclusive of GST.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 35

(b)
If GST is or becomes payable on a Supply made by a party (Supplier) under or in connection with this agreement, an additional amount (Additional Amount) is payable by the party providing the Consideration for the Supply (Recipient) equal to the amount of GST payable on that Supply as calculated by the Supplier in accordance with the GST Law.

(c)
Subject to clause 19.2(f)(iii), the Additional Amount payable under clause 19.2(b) is payable without set off, demand or deduction at the same time and in the same manner as the Consideration for the Supply, and the Supplier must provide the Recipient with a Tax Invoice as a pre-condition to payment of the Additional Amount.

(d)
If for any reason (including, without limitation, the occurrence of an Adjustment Event) the Additional Amount paid under this agreement (taking into account any Decreasing or Increasing Adjustments in relation to the Supply) varies from the Supplier's actual GST liablity on that Supply:

(i)	the Supplier must provide a refund or credit to the Recipient, or the Recipient must pay a further amount to the Supplier, as appropriate;

(ii)	the refund, credit or further amount (as the case may be) will be calculated by the Supplier in accordance with the GST Law; and

(iii)
the Supplier must issue to the Recipient an Adjustment Note within 10 Business Days of becoming aware of any Adjustment Event. Any refund or credit must accompany such notification or the Recipient must pay any further amount within 7 days after receiving such notification, as appropriate.

(e)	Despite any other provision in this agreement:

(i)
if an amount payable under or in connection with this agreement (whether by way of reimbursement, indemnity or otherwise) is calculated by reference to an amount incurred by a party, whether by way of cost, expense, outlay, disbursement or otherwise (Amount Incurred), the amount payable must be reduced by the amount of any Input Tax Credit to which that party is entitled in respect of that Amount Incurred; and

(ii)	no Additional Amount is payable under clause 19.2(b) in respect of a Supply made under or in connection with this agreement to which section 84-5 of the GST Act applies.

(f)	The parties acknowledge and agree that:

(i)
the Supply of the Kemerton Sale Interest by Albemarle Lithium to WLPL and the undertakings by AWPL to WLPL in respect of the Kemerton Incomplete Infrastructure in accordance with clause 2 of Schedule 15 of the Wodgina ASSSA will be Taxable Supplies for the purposes of the GST Law;

(ii)	on Completion:

(A)	Albemarle Lithium will issue a Tax Invoice to WLPL for the supply of the Kemerton Sale Interest; and

(B)
AWPL will issue, or will procure that Albemarle Lithium issues, a Tax Invoice for the supply of the Kemerton Incomplete Infrastructure in accordance with clause 2 of Schedule 15 of the Wodgina ASSSA; and

(iii)
the Additional Amount payable in respect of the Supplies noted in clause 19.2(f)(ii) must be paid by the Recipient to the Supplier no later than the 19th day of the month following the end of the Tax Period in which the Supplier issues a Tax Invoice to the Recipient for each of those Supplies.

20.	Foreign resident capital gains withholding

20.1	Application of foreign resident capital gains withholding
Clauses 20.3 to 20.6 do not apply if:

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 36

(a)	the sale of the Kemerton Sale Interest is a transaction that is excluded under section 14-215(1); or

(b)	Albemarle Lithium gives to WLPL a Clearance Certificate for a period covering the Completion Date on or before the date that is 5 Business Days before Completion.

20.2	Clearance Certificate given by Albemarle Lithium
If clause 20.1(b) applies, WLPL acknowledges and agrees that:

(a)	WLPL is not required to pay a Withholding Amount; and

(b)	WLPL may not withhold a Withholding Amount from the Kemerton Consideration payable on Completion to Albemarle Lithium.

20.3	WLPL entitled to withhold
If WLPL is required to pay an amount to the Commissioner under section 14-200, WLPL is entitled to withhold from the Kemerton Consideration payable on Completion an amount equal to the Withholding Amount.

20.4	WLPL's obligation to pay Withholding Amount to the Commissioner
At Completion, WLPL must either:

(a)	give to Albemarle Lithium a copy of a receipt showing that the Withholding Amount has been paid to the Commissioner before Completion; or

(b)	produce a cheque, drawn on a Bank, payable to the Commissioner for an amount equal to the Withholding Amount.

20.5	Payment of the Withholding Amount after Completion
If clause 20.4(b) applies, WLPL must:

(a)	pay the Withholding Amount to the Commissioner, by mailing or delivering the cheque to the Commissioner, before the end of the first Business Day after Completion; and

(b)	provide to Albemarle Lithium within 2 Business Days after Completion, evidence showing that the Withholding Amount has been paid to the Commissioner.

20.6	Discharge of liability
On the payment of the Withholding Amount to the Commissioner, WLPL is discharged from all liability to pay the Withholding Amount to Albemarle Lithium.

20.7	Definitions and interpretation
For the purposes of this clause 19.2:

(a)	all section references are to those provisions of Schedule 1 to the Taxation Administration Act 1953 (Cth);

(b)	Clearance Certificate means a certificate issued by the Commissioner under section 14-220 that applies to Albemarle Lithium and is for a period covering the time that the transaction is entered into;

(c)	Commissioner means the Commissioner of Taxation of Australia; and

(d)	Withholding Amount means an amount that WLPL is required to pay to the Commissioner, determined in accordance with section 14-200(3).

21.	PPS Act registration

21.1	Protecting interests

(a)	The parties agree to do all things as may be reasonably necessary including:

(i)	providing information and executing or ensuring the execution of documents; and

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 37

(ii)	ensuring that relevant third parties do all things reasonably necessary, to protect the interests of a party to this agreement as a result of the application of the PPS Law to this agreement or the transactions the subject of this agreement, including, without limitation to ensure that a PPS Security Interest created under or in connection with this agreement is enforceable, perfected in accordance with the PPS Law and otherwise effective.

(b)
A grantor of a PPS Security Interest under or in connection with this agreement consents to the registration of the PPS Security Interest on any relevant register and any notification made or given in respect of that PPS Security Interest.

21.2	Notices
A party need not give any notice under the PPS Law (including notice of a verification statement) to the other party unless the notice is required by the PPS Law and cannot be excluded.

22.	Notices

22.1	General
A notice, demand, certification, process or other communication relating to this agreement must be in writing in English and may be given by an agent of the sender.

22.2	How to give a communication
In addition to any other lawful means, a communication may be given by being:

(a)	personally delivered;

(b)	left at the party’s current delivery address for notices;

(c)	sent to the party’s current postal address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail;

(d)	sent by email to the party’s current email address for notices; or

(e)	sent by such other form of communication as the parties may from time to time agree.

22.3	Particulars for delivery

(a)	The particulars for delivery of notices are initially:

(i)	in the case of WLPL:
Delivery address:    1 Sleat Road
APPLECROSS, WA 6153
Postal address:    Locked Bag 3, Canning Bridge
APPLECROSS, WA 6153
Email:             cosec@mineralresources.com.au
Attention:        Company Secretary

(ii)	in the case of AWPL:
Delivery address:    4250 Congress Street, Suite 900, Charlotte, NC 28209
Postal address:    4250 Congress Street, Suite 900, Charlotte, NC 28209
Email:            legal_notices@albemarle.com
Attention:        General Counsel

(iii)	in the case of MRL:
Delivery address:    1 Sleat Road
APPLECROSS, WA 6153

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 38

Postal address:    Locked Bag 3, Canning Bridge
APPLECROSS, WA 6153
Email:            cosec@mineralresources.com.au
Attention:        Company Secretary

(iv)	in the case of Albemarle Corporation:
Delivery address:    4250 Congress Street, Suite 900, Charlotte, NC 28209
Postal address:    4250 Congress Street, Suite 900, Charlotte, NC 28209
Email:            legal_notices@albemarle.com
Attention:        General Counsel

(v)	in the case of Albemarle Lithium:
Delivery address:    4250 Congress Street, Suite 900, Charlotte, NC 28209
Postal address:    4250 Congress Street, Suite 900, Charlotte, NC 28209
Email:            legal_notices@albemarle.com
Attention:        General Counsel

(b)	Each party may change its particulars for delivery of notices by notice to each other party.

22.4	Communications by post
Subject to clause 22.7, a communication is given if posted:

(a)	within Australia to an Australian postal address, three (3) Business Days after posting; or

(b)	outside of Australia to an Australian postal address or within Australia to an address outside of Australia, ten (10) Business Days after posting.

22.5	Communications by email

(a)	Subject to clause 22.7, a communication is given if sent by email, upon the earlier of:

(i)	the time the sender receives an automated message from the intended recipient’s information system confirming delivery of the email;

(ii)	the time that the email is first opened or read by the intended recipient, or an employee or Officer of the intended recipient; and

(iii)
four (4) hours after the time the email is sent (as recorded on the device from which the sender sent the email) unless the sender receives, within that four (4) hour period, an automated message that the email has not been delivered.

(b)	Despite anything to the contrary in this agreement, a notice given under clause 2.6 must not be given by email.

22.6	Process service
Any process or other document relating to litigation, administrative or arbitral proceedings in relation to this agreement may be served by any method contemplated by this clause 22 or in accordance with any applicable law.

22.7	After hours communications
If a communication is given:

(a)	after 5.00 pm in the place of receipt; or

(b)	on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt, it is taken to have been given at 9.00am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 39

23.	General

23.1	Consents and approvals
Except as expressly provided in this agreement, a party may conditionally or unconditionally in its absolute discretion give or withhold any consent or approval under this agreement.

23.2	Entire agreement

(a)
Other than the Break Fee Letter, this agreement is the entire agreement between the parties about its subject matter and replaces all previous agreements, understandings, representations and warranties about that subject matter.

(b)	Each party represents and warrants that it has not relied on any representations or warranties about the subject matter of this agreement except as expressly provided in this agreement.

23.3	Further assurances
Except as expressly provided in this agreement, each party must, at its own expense, do all things reasonably necessary to give full effect to this agreement and the matters contemplated by it.

23.4	Rights cumulative
Except as expressly provided in this agreement, the rights of a party under this agreement are cumulative and are in addition to any other rights of that party.

23.5	Survival and merger

(a)	No term of this agreement merges on completion of any transaction contemplated by this agreement.

(b)	Clauses 14, 18, 19, 22 and 23 survive termination or expiry of this agreement together with any other term which by its nature is intended to do so.

23.6	Variation
No variation of this agreement is effective unless made in writing and signed by each party.

23.7	Waiver

(a)
No waiver of a right or remedy under this agreement is effective unless it is in writing and signed by the party granting it. It is only effective in the specific instance and for the specific purpose for which it is granted.

(b)	A single or partial exercise of a right or remedy under this agreement does not prevent a further exercise of that or of any other right or remedy.

(c)	Failure to exercise or delay in exercising a right or remedy under this agreement does not operate as a waiver or prevent further exercise of that or any other right or remedy.

23.8	Governing law

(a)	This agreement is governed by the laws of Western Australia.

(b)
Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of Western Australia including, for the avoidance of doubt, the Federal Court of Australia sitting in Western Australia.

23.9	Counterparts
This agreement may be executed in any number of counterparts and all counterparts taken together constitute one document.

23.10	Default interest

(a)	If a party fails to pay any amount payable under this agreement on the due date for payment, that party must pay interest on the amount unpaid at the higher of:

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 40

(i)	the Interest Rate; or

(ii)	the rate of interest per annum (if any) fixed or payable under any judgment or other thing into which the liability to pay the amount becomes merged.

(b)	The interest payable under clause 23.10(a):

(i)
accrues from day to day from and including the due date for payment up to the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the amount becomes merged; and

(ii)	may be capitalised by the person to whom it is payable at monthly intervals.

(c)	The right to require payment of interest under this clause is without prejudice to any other rights the non-defaulting party may have against the defaulting party at law or in equity.

23.11	Interest payable on overdue amounts
If any party fails to pay the whole or part of any amount payable under this agreement on or before the due date, such defaulting party must, on demand, pay to the party entitled to receive payment interest on such unpaid amount at the Interest Rate calculated on daily balances, and capitalised monthly, from (and including) the due date for payment to (but excluding) the date of actual payment.

23.12	Invalidity

(a)	If a provision of this agreement or a right or remedy of a party under this agreement is invalid or unenforceable in a particular jurisdiction:

(i)	it is read down or severed in that jurisdiction only to the extent of the invalidity or unenforceability; and

(ii)	it does not affect the validity or enforceability of that provision in another jurisdiction or the remaining provisions in any jurisdiction.

(b)	This clause is not limited by any other provision of this agreement in relation to severability, prohibition or enforceability.

23.13	Operation of indemnities

(a)	Each Indemnity contained in this agreement is an additional, separate and independent obligation and no one Indemnity limits the generality of another Indemnity.

(b)	Each Indemnity contained in this agreement survives Completion under this agreement.

23.14	Payments
Except as expressly provided for in this agreement, a payment which is required to be made under this agreement must be in cash or by bank cheque or in other Immediately Available Funds and in Australian dollars.

23.15	Relationship
Except as expressly provided in this agreement:

(a)	nothing in this agreement is intended to constitute a relationship of employment, trust, agency or partnership or any other fiduciary relationship between the parties; and

(b)	no party has authority to bind any other party.

23.16	Assignment, novation and other dealings

(a)
Subject to clause 23.16(b), a party must not assign or novate this agreement or otherwise deal with the benefit of it or a right under it, or purport to do so, without the prior written consent of each other party which consent may be withheld at the absolute discretion of the party from whom consent is sought.

(b)	Clause 23.16(a) does not apply to any benefit or right under a Kemerton Transaction Document from Completion.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 41

23.17	Third party rights
Except as expressly provided in this agreement:

(a)	each person who executes this agreement does so solely in its own legal capacity and not as agent or trustee for or a partner of any other person; and

(b)	only those persons who execute this agreement have a right or benefit under it.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 42

Schedule 1     – Dictionary

1.	Dictionary
In this agreement:
Albemarle Corporation Warranties means the representations and warranties set out in clause 13.1.
Albemarle Kemerton ASA means the asset sale agreement dated on or about the Execution Date between AWPL and Albemarle Lithium for the transfer of the Albemarle Kemerton Interest from Albemarle Lithium to AWPL.
Albemarle Group means Albemarle Corporation and Albemarle Lithium.
Albemarle Group Warranty means the warranties in Schedule 2.
Albemarle Guarantee means the guarantee and indemnity in clause 16.
Albemarle Guaranteed Obligations has the meaning given in clause 16.2(a).
Albemarle Kemerton Interest means a 60% legal and beneficial interest as tenant in common in the Kemerton Assets.
Albemarle Lithium means Albemarle Lithium Pty Ltd ACN 618 095 471.
ALB Ownership Period means the period from 13 December 2018 to Completion.
Amount Incurred has the meaning given in clause 19.2(e)(i).
Commissioned has the meaning given in Schedule 15 of the Wodgina ASSSA.
Completion means completion of the sale and purchase of the Kemerton Sale Interest under clause 5.
Completion Date means the date of completion of the Wodgina ASSSA.
Condition means a condition precedent set out in clause 2.1.
Consideration has the same meaning as it does in clause 19.2(a).
Corporations Act means the Corporations Act 2001 (Cth).
Counterparty means a counterparty to a Kemerton Contract.
Cut-off Time means 10.00am (Perth time) on 30 July 2019.
Defaulting Party has the meaning given in clause 2.5(b).
Disclosure Letter means the letter from Albemarle Lithium addressed to WLPL and dated and delivered to it on or prior to the Execution Date, disclosing matters in relation to the Albemarle Group Warranties, in the form agreed between Albemarle Lithium and WLPL and includes all of its schedules and annexures (as relevant).
Disclosure Material means the written information relating to the Kemerton Sale Interest provided to WLPL on or prior to the Execution Date, comprising:

(a)
all written information and data provided or communicated to a WLPL Individual (whether by electronic mail, portable electronic advice or in any other manner) by Representatives of Albemarle Lithium (directly or indirectly) prior to the Cut-off Time;

(b)	the Disclosure Letter; and

(c)	this agreement, including the schedules and annexures thereto, and all documents referred to therein.
Execution Date means the date that the last party executes this agreement.
Greenbushes Concentrate means spodumene concentrate from the Greenbushes mine (located in Greenbushes, Western Australia and owned by Talison Lithium Pty Ltd).
Indemnity means an indemnity given under this agreement.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 43

Information Recipient has the meaning given in clause 14.1.
Interim Period means the period from (and including) the Execution Date up to Completion or the earlier termination of this agreement.
Kemerton Access Licence means a licence granted by Albemarle Lithium to WLPL and AWPL to use the access rights accociated with the Kemerton Easement on terms to be agreed by the parties acting reasonably (and in accordance with the principles in clause 4.5(c)(ii)).
Kemerton Approvals means those approvals specified in Schedule 5 and any licence, consent, approval, permit, registration, accreditation, certification or other authorisation (or any variations thereof) given or issued by any Government Agency or any other person held by Albemarle Lithium which relates to the Kemerton Incomplete Infrastructure or the Kemerton Sale Interest.
Kemerton Assets means, to the extent title is held by Albemarle Lithium, and in existence and capable of passing at Completion by delivery at the places where it is located, on the Completion Date any part of the:

(a)	Kemerton Train 1 and 2 Infrastructure; and

(b)	Kemerton Shared Assets,
but excludes the Kemerton Excluded Assets.
Kemerton Consideration means the aggregate of the consideration for each part of the Kemerton Assets which Albemarle Lithium holds (or will hold) title to at Completion and is (or will be) in existence at Completion and capable of passing by delivery at the places where it is located, as determined on the date that is 5 Business Days prior to the Completion Date in accordance with Schedule 6 (exclusive of GST).
Kemerton Construction Contracts means any agreements entered into by Albemarle Lithium in respect of the construction and Commissioning of the Kemerton Incomplete Infrastructure, including any such agreements entered into during the Interim Period.
Kemerton Construction Equipment means all plant, assets and equipment used exclusively in connection with the construction of the Kemerton Incomplete Infrastructure (but not operation of that infrastructure once complete), including any mobile vehicles and equipment used for such construction.
Kemerton Contracts means each of the agreements specified in Schedule 3 and any additional agreements entered into by Albemarle Lithium in respect of the Kemerton Project during the Interim Period but excluding the Kemerton Construction Contracts.
Kemerton Easement means the deed of easement dated 13 December 2018 granted by LandCorp in favour of Albemarle Lithium over that part of Lot 253 on Deposited Plan 411027 comrpised in Certificate of Title Volume 2945 Folio 681 which is marked as 'A' on Deposited Plan 415498.
Kemerton Excluded Assets means the:

(a)	Kemerton Lease;

(b)	Kemerton Easement

(c)	Kemerton Approvals;

(d)	Kemerton Contracts and Kemerton Construction Contracts;

(e)	Kemerton Intellectual Property Rights;

(f)	Kemerton Construction Equipment;

(g)	Kemerton Expansion Capacity; and

(h)	any other assets, plant, equipment, machinery, facilities or infrastructure that is not part of the Kemerton Incomplete Infrastructure or located outside of the area of the Kemerton Sublease.
Kemerton Expansion Capacity means any capacity to expand the Kemerton Project to include an additional three trains of lithium hydroxide processing capability in excess of the capacity of the Kemerton Train 1 and 2 Infrastructure.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 44

Kemerton Expansion Capacity Area means the part of the Lease Land on which any additional trains in excess of the Kemerton Train 1 and 2 Infrastructure is (or will be) located, as indicatively shown on the map attached at Annexure A.
Kemerton Incomplete Infrastructure means the Kemerton Train 1 and 2 Infrastructure and the Kemerton Shared Assets.
Kemerton Insurances means all current insurance policies taken out in respect of the Kemerton Incomplete Infrastructure.
Kemerton Intellectual Property Rights means all intellectual property and proprietary rights (whether registered or unregistered) including any confidential information, trade secrets, copyright, letters patent, trade marks, service marks, trade names, designs, business names or other similar industrial, commercial or intellectual property rights, used in connection with the Kemerton Project.
Kemerton Lease means the lease dated 13 December 2018 granted by Western Australian Land Authority trading as LandCorp in favour of Albemarle Lithium over the Lease Land.
Kemerton Project means the project to develop and operate, in accordance with this agreement, the Transaction Documents and the Kemerton Transaction Documents, the lithium hydroxide conversion plant known as the Albemarle Lithium Hydroxide Manufacturing Plant, located in the Kemerton Strategic Industrial Area, Western Australia.
Kemerton Sale Interest means a 40% legal and beneficial interest as tenant in common in the Kemerton Assets.
Kemerton Shared Assets means the infrastructure described as such in Schedule 7 and as indicatively shown on the map attached at Annexure A.
Kemerton Sublease means a back-to-back sublease of the Kemerton Lease to be granted by Albemarle Lithium to WLPL and AWPL over the Lease Land indicatively marked as the sub-lease area on the plan in Annexure A and on which the Kemerton Incomplete Infrastructure (but excluding the Kemerton Expansion Capacity Area) is, or will be located, the final form of which will be negotiated by the parties (with regard to the principles in clauses 4.1 and 4.5(c)(iii)).
Kemerton Trains 1 and 2 Infrastructure means the infrastructure described as such in in Schedule 7 and as indicatively shown on the map attached at Annexure A.
Kemerton Transaction Documents means, collectively:

(a)	the Plant Services Agreement;

(b)	the Kemerton Sublease; and

(c)	the Kemerton Access Licence.
LandCorp means the Western Australian Land Authority.
Lease Land means that part of Lot 253 on Deposited Plan 411027 comprised in Certificate of Title Volume 2945 Folio 681 which is shown on the plan annexed to the Kemerton Lease.
MRL Group means MRL and WLPL.
MRL Warranties means the representations and warranties set out in clause 12.1.
Non-Defaulting Party has the meaning given in clause 2.5(b).
Permitted Security Interest means the permitted security interests specified in Schedule 4.
Plant Services Agreement means the plant services agreement for the provision of services for the operation and maintenance of the Kemerton Incomplete Infrastructure between WLOPL and Albemarle Lithium, to be entered into at Completion in accordance with the principles described in clause 4.5.
Recipient has the meaning given in clause 19.2(b).
Retained Liabilities has the meaning given in clause 8.2.
Supplier has the meaning given in clause 19.2(b).

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 45

Third Party Claim means any Claim brought by a person or entity (other than WLPL or Albemarle Lithium) which may give rise, or otherwise relates, to a Claim by WLPL against Albemarle Lithium.
Transfer Instruments means a sublease in registerable form (subject to stamping) which effects or records WLPL's 40% interest and AWPL's 60% interest in the Kemerton Sublease.
WLPL Guaranteed Obligations has the meaning given in clause 15.2(a).
WLPL Individuals means:

(a)	Chris Ellison;

(b)	Mark Wilson;

(c)	Tim Williams; and

(d)	Nick Rohr.
WLPL Warranties means the representations and warranties set out in clause 11.1.
Wodgina ASSSA means the 'Asset Sale and Share Subscription Agreement – Wodgina Project' between WLPL, AWPL, MRL and Albemarle Corporation dated 14 December 2018, as amended.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 46

Schedule 2 - Albemarle Group Warranties

1.	General

1.1	Incorporation
Albemarle Lithium is duly incorporated and validly exists under the law of its place of incorporation.

1.2	Capacity

(a)	Albemarle Lithium has full corporate power and authority to own the Kemerton Incomplete Infrastructure, the Kemerton Sale Interest and to sell and transfer the Kemerton Sale Interest.

(b)	The execution and delivery of this agreement has been properly authorised by all necessary corporate action of Albemarle Lithium.

(c)
Albemarle Lithium has full corporate power and lawful authority to execute and deliver this agreement and, subject to clause 2, to consummate and perform or cause to be performed its obligations under this agreement.

(d)	This agreement constitutes a legal, valid and binding obligation of Albemarle Lithium, enforceable in accordance with its terms.

1.3	No default

(a)
The execution, delivery and (subject to satisfaction of the Conditions) performance by Albemarle Lithium of this agreement does not or will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:

(i)	any agreement or instrument to which Albemarle Lithium is a party;

(ii)	any provision of the constitution of Albemarle Lithium; and

(iii)	any writ, order or injunction, judgement, or law to which it is a party or is subject or by which it is bound.

1.4	Ownership

(a)	There are no Security Interests over the Kemerton Sale Interest (other than a Permitted Security Interest).

(b)
Except as expressly provided in this agreement, Albemarle Lithium has not granted any option or right of pre-emption or first refusal in respect of any of the Kemerton Sale Interest to any other person and subject to clause 2.2 of Schedule 15 of the Wodgina ASSSA and clause 2.2, Albemarle Lithium will:

(i)
at Completion be able to transfer legal and beneficial ownership and title to all of the Kemerton Sale Interest to WLPL other than the Kemerton Incomplete Infrastructure in each case which are not yet legally owned by Albemarle Lithium, but in respect of which Albemarle Lithium will transfer ownership of and a 40% beneficial interest; and

(ii)
at Completion be able to transfer legal and beneficial ownership and title to all of the Kemerton Sale Interest to AWPL other than the Kemerton Incomplete Infrastructure in each case which are not yet legally owned by Albemarle Lithium, but in respect of which Albemarle Lithium will transfer ownership of and a 60% beneficial interest.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 47

1.5	Insolvency

(a)	No Insolvency Event has occurred in relation to Albemarle Lithium.

(b)	So far as Albemarle Lithium is aware, there are no facts, matters or circumstances which give any person the right to apply to liquidate or wind up Albemarle Lithium.

2.	Operation of the assets

2.1	Licences, authorisations and consents

(a)
Albemarle Lithium has all material licences, authorisations and consents required for the activities it carries on in respect of the Kemerton Project and Albemarle Lithium has not received a written notice that it is in default under any such licence, authorisation or consent.

(b)
So far as Albemarle Lithium is aware, the Kemerton Approvals specified in Schedule 5 comprise all of the material licences and authorisations which were used by Albemarle Lithium in activities in respect of the Kemerton Project as conducted immediately prior to Completion including, without limitation, all material licences and authorisations which are necessary for Albemarle Lithium to discharge in all material respects its contractual obligations which it owed to any third party immediately prior to Completion (but excluding any licences and authorisations which are held by third parties as required by applicable law).

(c)	The Kemerton Approvals are valid and in good standing and Albemarle Lithium has paid all fees in respect of the Kemerton Approvals.

(d)
Albemarle Lithium has not done, or omitted to do, and is not aware of any act or thing that might prejudice the continuance, renewal, issue or extension of any Kemerton Approval after Completion to the extent required for the continued operation of the Kemerton Incomplete Infrastructure in the usual course from Completion.

2.2	Compliance with laws and regulations
Albemarle Lithium has not received written notice from any Government Agency that it is in violation of (or, so far as Albemarle Lithium is aware, is being investigated for violations of) any applicable law or regulation or any order or judgment of any court with respect to its activities in respect of the Kemerton Project where such violation would have a material adverse effect on the assets or financial position of Albemarle Lithium.

2.3	Litigation

(a)
Except as claimant in the collection of debts arising in the ordinary course of business, as at the Execution Date, there is no litigation, arbitration, prosecution, mediation, administrative proceeding or other proceeding that:

(i)	is current;

(ii)	so far as Albemarle Lithium is aware, is pending or threatened, with respect to any asset that forms part of the Kemerton Sale Interest, the Kemerton Project or the Kemerton Lease and which is material in relation to Albemarle Lithium.

(b)
So far as Albemarle Lithium is aware, there is no material pending, threatened or unsatisfied judgment, order, arbitral award, ruling, declaration, decree or decision of any court, tribunal, arbitrator or Government Agency, or unsatisfied settlement of proceedings in any court, tribunal or arbitration, which could reasonably be expected to materially adversely affect the Kemerton Project, the Kemerton Sale Interest or the Kemerton Lease.

(c)	So far as Albemarle Lithium is aware, there are no Claims or investigations in respect of the Kemerton Project, the Kemerton Sale Interest or the Kemerton Lease which could be reasonably expected to:

(i)	have a material adverse effect on the Kemerton Project; or

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 48

(ii)	result in litigation, prosecution, arbitration, mediation, or other proceedings which could have a material adverse effect on the Kemerton Project.

3.	Existing Security Interests

(a)	So far as Albemarle Lithium is aware:

(i)
all Security Interests in respect of the Kemerton Sale Interest held by Albemarle Lithium as the Secured Party have (if required by law) been registered in accordance with law on each applicable register.

(ii)	all PPS Security Interests in respect of the Kemerton Sale Interest held by Albemarle Lithium as the Secured Party have been perfected in accordance with PPS Law.

(b)
So far as Albemarle Lithium is aware, there is no action by any other person which would materially adversely affect the registration, enforcement or priority of any PPS Security Interest in respect of the Kemerton Sale Interest held by Albemarle Lithium as the Secured Party.

4.	Sale Interest

(a)
Save for the Kemerton Excluded Assets and the Kemerton Approvals, at Completion, there are no material assets owned by Albemarle Lithium or any of its Related Bodies Corporate which are not included in the Kemerton Sale Interest and are required for the production of lithium hydroxide monohydrate at the site of the Kemerton Project.

(b)
So far as Albemarle Lithium is aware, the Kemerton Incomplete Infrastructure and, once granted and entered into in accordance with clause 4.1, the Kemerton Sublease and Kemerton Access Licence, will be the only assets necessary to conduct Train 1 and Train 2 on and from KCCC Handover.

(c)	The Albemarle Group Warranties in this paragraph 4 are given only at Completion.

5.	Disclosure

5.1	Disclosure
So far as Albemarle Lithium is aware, the Disclosure Material:

(a)	was submitted in, and (where the information was subject to judgments, estimates or assumptions of Albemarle Lithium) prepared in, good faith;

(b)	other than the information referred to in the parentheses in paragraph (a) above, as at the Execution Date, is true and accurate in all material respects.

5.2	Factual information
The factual information relating to the Kemerton Sale Interest set out in this agreement is accurate in all material respects and no facts have been omitted which would render such factual information inaccurate or misleading in any material respect.

6.	Contracts

(a)
Aside from the Kemerton Contracts and the Kemerton Construction Contracts, there are no agreements, arrangements or understandings to which Albemarle Lithium is party which are material to the operation of the Kemerton Sale Interest having regard to their state of completion as at the Execution Date.

(b)
As at the Execution Date, Albemarle Lithium has not received any notice of termination, rescission or, invalidation or claim pursuant to any actual or alleged breach or default of any Kemerton Contract to which Albemarle Lithium is a party or any claim by any party to

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 49

be able to terminate, rescind or invalidate any contract to which Albemarle Lithium is a party by reason of any actual or alleged breach of that contract.

(c)	So far as Albemarle Lithium is aware:

(i)	all Kemerton Contracts then in existence are in full force and effect and binding in accordance with their terms (subject to any applicable insolvency laws);

(ii)	as at the Execution Date, there is no material default or material breach of any Kemerton Contract which may have a material adverse effect on the Kemerton Sale Interest;

(iii)	it is not in material default or material breach of any Kemerton Contracts which may have a material adverse effect on the Kemerton Sale Interest; and

(iv)	as at the Execution Date, there are no current or threatened material disputes or material claims in respect of any Kemerton Contracts.

7.	Environmental

(a)	In this warranty 7:

(i)	Dangerous Substance means any natural or artificial substance likely to cause significant damage to the environment; and

(ii)	Environmental Licence means any permit, licence, authorisation, consent or other approval required under or in relation to any Environmental Law.

(b)
As at the Execution Date, Albemarle Lithium has not given, and is not aware of requiring to give, any bond or security deposits in favour of any Government Agency in connection with any Environmental Licence which relates to the Kemerton Project carried on by Albemarle Lithium or the land the subject of the Kemerton Lease or damage to the Environment.

(c)
Albemarle Lithium has all Environmental Licences necessary to own and operate the Kemerton Sale Interest in the state they exist as at the Execution Date and Albemarle Lithium has not received written notice that it is materially in default under any such licence and, so far as Albemarle Lithium is aware, there are no circumstances likely to give rise to such material default.

(d)
As at the Execution Date, Albemarle Lithium has not received any notice that it is in violation of any Environmental Law where such violation would have a material adverse effect on the Kemerton Project, the Kemerton Sale Interest or the Kemerton Lease.

(e)
As at the Execution Date, Albemarle Lithium is not engaged in any litigation, arbitration or administrative proceeding concerning Environmental Law or Dangerous Substances which is in progress and which is material in relation to the Kemerton Incomplete Infrastructure or the Kemerton Sale Interest nor, as far as Albemarle Lithium is aware, has any such proceeding been threatened in writing by or against Albemarle Lithium.

8.	Kemerton Sale Interest

(a)	Albemarle Lithium is entitled to become the legal and beneficial owner of the Kemerton Incomplete Infrastructure.

(b)
There will be no Security Interest (other than a Permitted Security Interest) over or affecting any Kemerton Incomplete Infrastructure and Albemarle Lithium is not party to any agreement to grant any Security Interest over the Kemerton Sale Interest.

(c)
So far as Albemarle Lithium is aware, no person has a continuing claim of an entitlement to a Security Interest (other than a Permitted Security Interest) over or affecting the Kemerton Sale Interest other than as provided for in the Kemerton Contracts.

(d)	Each item of the Kemerton Incomplete Infrastructure, to the extent they are complete and operational:

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 50

(i)	is as at the Execution Date in a good and safe state of repair and condition and is in satisfactory working order for its age; and

(ii)
between the Execution Date and Completion, has in all material respects been operated and maintained in accordance with the standard that would reasonably be expected of persons operating and maintaining equipment similar to the Kemerton Incomplete Infrastructure in the mining or lithium hydroxide monohydrate industry in Australia.

9.	Industrial matters

(a)	As at the Execution Date, Albemarle Lithium has not been involved in an industrial dispute with an employee, trade union or employees’ association in relation to the Kemerton Project.

(b)	As at the Execution Date, Albemarle Lithium is not party to any agreement with any union or industrial or employees’ organisation in relation to the Kemerton Project.

10.	Real property

(a)
Albemarle Lithium does not own, lease, sub-lease, licence or otherwise have any interest (other than the Kemerton Lease and the Kemerton Easement) in any real property in connection with the Kemerton Project.

(b)
Albemarle Lithium has exclusive occupation and quiet enjoyment of the land which is the subject of the Kemerton Lease and enjoys the benefit of the Kemerton Easement for the conduct of the Kemerton Project.

(c)	Albemarle Lithium has not received any outstanding notices or orders which may result in a notice or order:

(i)	for the compulsory acquisition or resumption of any part of the land which is the subject of the Kemerton Lease;

(ii)	requiring work to be done or expenditure to be made on the Kemerton Lease; or

(iii)	which may materially adversely affect the Kemerton Lease or the use of it by Albemarle Lithium or AWPL for the Kemerton Project.

(d)	There is no dedication to or use by the public of any right of way or other easement over any part of the Kemerton Lease.

(e)	Albemarle Lithium is not in arrears with the payment of rent or any other money payable under the Kemerton Lease.

(f)	There are no subsisting breaches of lease covenants which entitle the lessor to terminate the Kemerton Lease.

(g)	The lessor has not taken any action to re-enter the Kemerton Lease.

(h)	The lessor has not called on any personal guarantees, bank guarantees or security bonds provided by Albemarle Lithium to satisfy a breach of the Kemerton Lease by Albemarle Lithium.

(i)	Albemarle Lithium has obtained the insurances required under the Kemerton Lease and otherwise complied with Albemarle Lithium’s obligations in relation to insurance under the Kemerton Lease.

(j)
Other than in relation to the Kemerton Sublease, Albemarle Lithium has not agreed to assign, sublease or otherwise deal with Albemarle Lithium’s interest in the Kemerton Lease to any other person other than AWPL.

(k)	As at the Execution Date, Albemarle Lithium:

(i)	has not purported to:

(A)	terminate the Kemerton Lease; or

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 51

(B)	claim a right to an abatement of rent and other money under the Kemerton Lease, on the basis of resumption, damage or destruction to the Kemerton Lease; and

(ii)	is not aware of any damage or destruction of the Kemerton Lease which would give either Albemarle Lithium or the lessor a right to terminate the Kemerton Lease.

(l)	Nothing has occurred which may or would entitle Albemarle Lithium to make or maintain a claim or demand against the lessor under the Kemerton Lease.

11.	Kemerton Intellectual Property Rights

(a)	So far as Albemarle Lithium is aware, Albemarle Lithium has valid and continuing rights to use the Kemerton Intellectual Property Rights as used as part of the Kemerton Project.

(b)
So far as Albemarle Lithium is aware, Albemarle Lithium's use of any Kemerton Intellectual Property Rights in connection with the Kemerton Incomplete Infrastructure which are material in the context of the Kemerton Project as a whole, does not infringe, breach an obligation of confidence or wrongfully use any confidential information, trade secrets, copyright, letters patent, trademarks, service marks, trade names, designs, business names or other similar industrial, commercial or intellectual property rights of any corporation or person.

(c)
So far as Albemarle Lithium is aware, the Kemerton Intellectual Property Rights comprises all the intellectual property necessary or convenient for carrying on the Kemerton Project in the manner and to the extent which it is presently conducted.

(d)	So far as Albemarle Lithium is aware, as at the Execution Date, no Claims have been asserted challenging Albemarle Lithium's use of the Kemerton Intellectual Property Rights.

(e)
So far as Albemarle Lithium is aware, each director, manager, employee and independent contractor of Albemarle Lithium who, either alone or with others, has created, developed or invented Kemerton Intellectual Property Rights which the Kemerton Project uses or might use has entered into a written agreement with Albemarle Lithium which obliges disclosure and assignment of those rights to Albemarle Lithium.

12.	Anti-bribery and corruption

(a)	So far as Albemarle Lithium is aware, neither Albemarle Lithium nor any of its Representatives has, in relation to the Kemerton Project:

(i)
offered, paid, promised to pay, or authorised the payment of any money, or has offered, given, promised to give, or authorised the giving of anything of value, including, but not limited to, cash, cheques, wire transfers, tangible and intangible gifts, favours, services, and those entertainment and travel expenses, to any Governmental Authority, political party or candidate for government office, nor provided or promised anything of value or which may constitute an undue advantage to any other person while knowing that all or a portion of that thing of value would or will be offered, given, or promised, directly or indirectly, to any Governmental Authority, political party or candidate for government office, for the purpose of improperly:

(A)
influencing any act or decision of such official, party or candidate in his official capacity, inducing such official, party or candidate to do or omit to do any act in violation of their lawful duty, or securing any improper advantage; or

(B)
inducing such official, party or candidate to use his influence with his government or instrumentality to affect or influence any act or decision of such government or instrumentality, in order to assist in obtaining or retaining business for or with, or directing business to, any person;

(ii)	violated any applicable anti-corruption laws;

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 52

(iii)	violated any applicable anti-money laundering laws; or

(iv)
otherwise made, offered, sought, provided or received any bribe, payoff, influence payment, kickback, or other similar unlawful payment or an undue advantage to obtain favourable treatment in securing business for Albemarle Lithium or the Kemerton Project.

(b)
Without limiting the foregoing, there are and have been no enforcement actions or, investigations (internal or governmental) involving or, so far as Albemarle Lithium is aware, allegations or disclosures to, Governmental Authorities, related to actual or potential violations of any anti-corruption or anti-money laundering laws or regulations relating to any improper conduct of Albemarle Lithium in relation to the Kemerton Project or the Kemerton Sale Interest, and so far as Albemarle Lithium is aware there are no circumstances likely to give rise to any Claim relating to any such improper conduct of Albemarle Lithium in relation to the Kemerton Project or the Kemerton Sale Interest. Albemarle Lithium has not received any notice, request, or citation for any actual or potential non-compliance with any of the foregoing in this Warranty 12(b) as it relates to the Kemerton Project or the Kemerton Sale Interest.

(c)	Albemarle Lithium maintains and utilises controls procedures and internal accounting control systems that are consistent with the requirements of any applicable anti-corruption laws.

13.	Insurance

(a)	Each Kemerton Insurance policy is currently in full force and effect.

(b)
There are no outstanding threatened or pending claims under a Kemerton Insurance policy in respect of the Kemerton Project, the Kemerton Sale Interest or the Kemerton Lease which verbal or written communication has been given or received by Albemarle Lithium nor, so far as Albemarle Lithium is aware, are there any facts, matters or circumstances which may give rise to such a claim (or an entitlement to make such a claim).

(c)
As far as Albemarle Lithium is aware, no insurance claim in respect of the Kemerton Project, the Kemerton Sale Interest or the Kemerton Lease has been refused or settled for an amount less than that claimed (other than an amount not recoverable from an insurer by way of an excess, deductible or self-insured retention).

(d)	Any circumstances within the knowledge of Albemarle Lithium which could reasonably be expected to give rise to an insurance claim have been disclosed to AWPL.

(e)
So far as Albemarle Lithium is aware, as at the Execution Date, nothing has been done or omitted to be done that would make any Kemerton Insurance void or voidable or that would permit an insurer to cancel the Kemerton Insurance or refuse or materially reduce a claim.

(f)	The Kemerton Project, Kemerton Sale Interest and Kemerton Lease are all insured against all risks normally insured against by companies carrying on a similar business or having similar assets:

(i)	for the full amount required by law (where applicable);

(ii)	with respect to the Kemerton Project, Kemerton Sale Interest and the Kemerton Lease, for their full replacement or reinstatement value; and

(iii)	from a reputable insurer.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 53

14.	Taxes and Duty
Any Taxes or Duty which are due and payable by Albemarle Lithium, including without limitation, Tax or Duty on the Kemerton Lease (but not including any Taxes or Duty payable as a result of this agreement, the Wodgina ASSSA, the Albemarle Kemerton ASA, any Kemerton Transaction Document or any Transaction Document), have been paid in full in accordance with the Tax Act or other relevant Act.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 54

Schedule 6 – Calculation of Kemerton Consideration
The consideration for each part of the Kemerton Incomplete Infrastructure which is (or will be) in existence as at the Completion Date and capable of passing by delivery at the places where it is located will be determined as follows:
Consideration = 0.4 x Book Value
Where:
Book Value is the value, in US dollars, of the relevant part of the Kemerton Incomplete Infrastructure as (or as is reasonably expected to be in) recorded in the financial records of Albemarle Lithium as at the date of acquisition of such part of the Kemerton Incomplete Infrastructure as determined in accordance with Albemarle Lithium’s normal accounting practices.

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 57

Signing page
EXECUTED as an agreement.

Executed by Wodgina Lithium Pty Ltd ACN 611 488 932 in accordance with Section 127 of the Corporations Act 2001

Signature of director	Signature of director/company secretary (Please delete as applicable)

Name of director (print)	Name of director/company secretary (print)

Executed by Albemarle Wodgina Pty Ltd ACN 630 509 303 in accordance with Section 127 of the Corporations Act 2001

Signature of director	Signature of director/company secretary (Please delete as applicable)

Name of director (print)	Name of director/company secretary (print)

Executed by Mineral Resources Limited ACN 118 549 910 in accordance with Section 127 of the Corporations Act 2001

Signature of director	Signature of director/company secretary (Please delete as applicable)

Name of director (print)	Name of director/company secretary (print)

Executed by Albemarle Corporation in the presence of:

Signature of witness	Signature of authorised signatory

Name of witness (print)	Name of authorised signatory (print)

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 66

Executed by Albemarle Lithium Pty Ltd ACN 618 095 471 in accordance with Section 127 of the Corporations Act 2001

Signature of director	Signature of director/company secretary (Please delete as applicable)

Name of director (print)	Name of director/company secretary (print)

Minter Ellison | Ref: SFS: AZO 1225164    MRL Kemerton Asset Sale Agreement | page 67